===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                 EQUIFAX INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                                    Thomas F. Chapman
[EQUIFAX LOGO]                                      Chairman

                                                    Equifax Inc.
                                                    1550 Peachtree Street, N.W.
                                                    Atlanta, Georgia 30309


DEAR SHAREHOLDERS:

We invite you to attend the 2000 annual meeting of shareholders on Thursday, April 27, 2000, at 10:00 a.m., local time, at the Georgia Center for Advanced Telecommunications Technology, 250 Fourteenth Street, N.W., Atlanta, Georgia.

At this meeting, you will hear a current report on the activities of the Company. You will also have the opportunity to meet your directors and executives.

This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how the Board operates and gives personal information about our directors and director candidates. Please read these materials so that you'll know what we plan to do at the meeting. Also, for the first time, all shareholders of record, and many street name shareholders, will have the option of voting via the Internet (http://www.votefast.com), by telephone (1-800-250-9081) or by mail. Please review the accompanying proxy card and provide us with your proxy instructions as soon as possible. This way, your shares will be voted as you direct even if you cannot attend the meeting.

On behalf of the Officers and Directors, I thank you for your interest in the Company and your confidence in its future.

Very truly yours,

/s/ Thomas F. Chapman
---------------------
THOMAS F. CHAPMAN
Chairman and Chief Executive Officer

Atlanta, Georgia
March 24, 2000


                            YOUR VOTE IS IMPORTANT.
            Please return your proxy instructions in the enclosed envelope or use telephone or Internet voting as soon as possible, whether or not you plan to attend the meeting.

                               TABLE OF CONTENTS


Notice of Annual Meeting of Shareholders....................................   i
Proxy Statement.............................................................   1
Election of Directors.......................................................   2
Committees of the Board of Directors........................................   7
Stock Ownership by Certain Beneficial Owners and Management.................   9
Section 16(a) Beneficial Ownership Reporting Compliance.....................  10
Compensation of Directors...................................................  10
Compensation Committee Interlocks and Insider Participation.................  10

Employment Agreements and Change in Control Agreements......................  11
Board Compensation Committee Report on Executive Compensation...............  11
Executive Officer Compensation..............................................  14
Stock Options...............................................................  15
Performance Share Plan......................................................  16
Stock Performance Graph.....................................................  17
Retirement Plans............................................................  18
Other Items Requiring Your Vote.............................................  19
Shareholder Proposals.......................................................  24
How We Solicit Proxies......................................................  24
Annual Report...............................................................  25
Questions...................................................................  25
Other Business..............................................................  25

Appendix A--2000 Stock Incentive Plan....................................... A-1

Appendix B--Key Management Long-Term Incentive Plan......................... B-1

           NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF EQUIFAX INC.

Equifax Inc. will hold its annual meeting of shareholders at the Georgia Center for Advanced Telecommunications Technology, 250 Fourteenth Street, N.W., Atlanta, Georgia, Thursday, April 27, 2000, at 10:00 a.m., local time. The purpose of the meeting is to vote on the following items:

  1. The election of four Directors; and

  2. The approval of Arthur Andersen LLP as Equifax's independent public accountants for 2000; and

  3. The approval of the Equifax Inc. 2000 Stock Incentive Plan, as adopted by the Board of Directors, to permit any incentive stock options granted under the Plan to qualify under Internal Revenue Code provisions and to permit Equifax to qualify for a tax deduction for certain compensation paid under that Plan; and

  4. The approval of the Equifax Inc. Key Management Long-Term Incentive Plan, as adopted by the Board of Directors, to permit Equifax to qualify for a tax deduction for any compensation paid under that Plan; and

  5. Any other matters that may properly come before the meeting.

The record date for the annual meeting is February 25, 2000. Only shareholders of record at the close of business on February 25, 2000, can vote at the meeting.

Your vote is important. Please provide us with your proxy instructions, whether by the Internet, telephone or mail, as soon as possible.

                                                 /s/ Marietta Edmunds Zakas
                                                 Marietta Edmunds Zakas
                                                 Secretary

Atlanta, Georgia
March 24, 2000

                                PROXY STATEMENT

                                 EQUIFAX INC.

                          1550 Peachtree Street, N.W.
                            Atlanta, Georgia 30309

                                                                 March 24, 2000

General Information

The Board of Directors is soliciting proxies to be used at the 2000 annual shareholders' meeting. This proxy statement and the form of proxy will be mailed to shareholders beginning March 24, 2000.

Who Can Vote

Shareholders of Equifax, as recorded in our stock register on February 25, 2000, may vote at the meeting. On February 25, 2000, 141,050,489 shares of common stock were outstanding. Each shareholder has one vote for each share of common stock.

How You Can Vote

You may vote in person at the meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting. For Item 1, you can specify whether your shares should be voted for all, some, or none of the nominees for director. For Items 2 through 4, you can specify whether you approve, disapprove or abstain. The items are described beginning on page 2 of this proxy statement.

If you sign and return the proxy card, but do not specify how you want to vote your shares, we will vote them "for" the election of all nominees for director (Item 1), "for" approval of Arthur Andersen LLP as Equifax's independent public accountants for 2000 (Item 2), "for" approval of the Equifax Inc. 2000 Stock Incentive Plan (Item 3), and "for" approval of the Equifax Inc. Key Management Long-Term Incentive Plan (Item 4).

You may receive more than one proxy card depending on how you hold your shares. Shares registered in your name and shares held in your Investor's Service Plan account are covered by one card. Equifax employees receive a separate card for any shares they hold in their 401(k) Retirement and Savings Plan. Also, if you hold shares through someone else, such as your stockbroker, you may get material from them asking how you want to vote.

How Proxies Work

The Board of Directors is asking for your proxy. Giving Equifax representatives your proxy means that you authorize them to vote your shares at the meeting in the manner you direct.

Revoking Your Proxy

You can revoke your proxy at any time before it is exercised in three ways:

  (1) by sending a written statement to the Secretary of Equifax;

  (2) by voting again by telephone or Internet, or by submitting another proxy card that is properly signed with a later date; or

  (3) by voting in person at the meeting.

Quorum and Vote Required

For each proposal to be considered at the annual meeting, the presence, in person or by proxy, of a majority of the votes entitled to be cast on the proposal is necessary in order to constitute a quorum for action on that matter.

Abstentions, votes withheld, and "broker nonvotes" (where a broker has not received voting instructions from the beneficial owner of the shares, and does not have the discretionary authority to vote the shares) are counted as shares "present" for purposes of determining whether or not a quorum is present.

The following shareholder votes will be required for approval of the proposals to be submitted at the annual meeting:

Election of Directors. Directors will be elected by a plurality. Abstentions and broker nonvotes will not be included in vote totals and will not affect the outcome of the vote.

Approval of Independent Accountants. Approval of Arthur Andersen LLP as independent accountants will require that the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions, votes withheld and broker nonvotes are not counted as "votes cast," and therefore will not affect the outcome of the vote.

Approval of the Equifax Inc. 2000 Stock Incentive Plan. Approval of the Equifax Inc. 2000 Stock Incentive Plan will require that the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions, votes withheld and broker nonvotes are not counted as "votes cast," and therefore will not affect the outcome of the vote.

Approval of the Equifax Inc. Key Management Long-Term Incentive Plan. Approval of the Equifax Inc. Key Management Long-Term Incentive Plan will require that the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions, votes withheld and broker nonvotes are not counted as "votes cast," and therefore will not affect the outcome of the vote.

Other Matters To Be Considered at the Meeting

We do not know of any other matters to be presented or acted upon at the meeting. If any other matter is presented at the meeting on which a vote may properly be taken, the shares represented by proxies in the accompanying form will be voted in accordance with the judgment of the person or persons voting those shares.

                        ITEM 1 -- ELECTION OF DIRECTORS

The Board of Directors is divided into three classes, elected for three year terms. The Board has nominated the four director candidates named below for terms expiring in 2003. Each director will serve for three years or until he is succeeded by another qualified elected director.

If a director nominee becomes unavailable before the election, your proxy authorizes us to vote for a replacement nominee if the Board names one.

Each of the nominees for director is now a member of the Board of Directors, which met four times during 1999. Each of the nominees provided the information set forth below:

The Board of Directors recommends that you vote "for" all nominees named in
Item 1.

                      NOMINEES FOR TERMS EXPIRING IN 2003

 Lee A. Kennedy
 Age:                  49
 Director Since:       1999
 Principal Occupation: President and Chief Operating Officer of Equifax.
 Recent Business       Before assuming his current position in June 1999,
 Experience:           Mr. Kennedy served as Executive Vice President &
                       Group Executive, Equifax Payment Services. He
                       joined Equifax in 1972 and has served in various
                       executive positions with the Company for more than
                       five years.
                       Common Shares: Owned -- 51,178
                       Subject to option(/1/) -- 214,296

[Photo of Lee A Kennedy]

 Larry L. Prince
 Age:                  61
 Director Since:       1988
 Principal Occupation: Chairman of the Board and Chief Executive Officer
                       of Genuine Parts Company, an automotive parts
                       wholesaler.
 Recent Business       Mr. Prince has held various executive positions
 Experience:           with Genuine Parts Company for more than five
                       years.
 Other Directorships:  SunTrust Banks, Inc.; Crawford & Co.; Southern
                       Mills, Inc.; and John H. Harland Company.
                       Common Shares: Owned -- 2,000
                       Subject to option(/1/) -- 8,873
                       Deferred common share equivalents(/2/) -- 7,784

[Photo of Larry L. Prince]

 Louis W. Sullivan, M.D.
 Age:                  66
 Director Since:       1995
 Principal Occupation: President of Morehouse School of Medicine, a
                       private medical school located in Atlanta,
                       Georgia.
 Recent Business       Dr. Sullivan has been President of Morehouse
 Experience:           School of Medicine since January 1993. Before
                       that, he was Secretary of the U.S. Department of
                       Health and Human Services from March 1989 to
                       January 1993.
 Other Directorships:  General Motors Corporation; Minnesota Mining and
                       Manufacturing Company; Bristol-Myers Squibb; CIGNA
                       Corporation; Georgia-Pacific Corporation; and
                       Household International.
                       Common Shares: Owned -- 2,891
                       Subject to option(/1/) -- 6,582
                       Deferred common share equivalents(/2/) -- 1,153

[Photo of Louis W. Sullivan]

 Jacquelyn M. Ward
 Age:                  61
 Director Since:       1999
 Principal Occupation: President and Chief Executive Officer of Computer
                       Generation Incorporated, a privately held
                       corporation engaged in designing and producing
                       "turnkey" computer hardware and software systems
                       for telecommunications and other specialized
                       applications.
 Recent Business       Ms. Ward has been President and Chief Executive
 Experience:           Officer of Computer Generation Incorporated for
                       more than five years.
 Other Directorships:  SCI Systems, Inc.; Trigon Blue Cross Blue Shield;
                       Bank of America; Matria Healthcare, Inc.; Premiere
                       Technologies, Inc.; and Profit Recovery Group.
                       Common Shares: Owned -- 600
                       Deferred common share equivalents(/2/) -- 176

[Photo of Jacquelyn M. Ward]

                   DIRECTORS WHOSE TERMS CONTINUE UNTIL 2001

 Lee A. Ault, III
 Age:                  63
 Director Since:       1991
 Principal Occupation: Chairman of the Board of In-Q-Tel, Inc., an
                       information technology company.
 Recent Business       Mr. Ault has been Chairman of In-Q-Tel, Inc.,
 Experience:           since August 1999. He was Chief Executive Officer
                       of Telecredit, Inc., a payment services company
                       acquired by the Company in December 1990 and now
                       known as Equifax Payment Services, Inc., from 1968
                       until January 1992. He also served as President of
                       Telecredit, Inc. from 1968 to 1983, and as
                       Chairman of the Board from 1983 until January
                       1992.
 Other Directorships:  In-Q-Tel, Inc.; Office Depot, Inc.; Sunrise
                       Medical Inc.; American Variable Insurance Series;
                       and Pacific Crest Outward Bound School.
                       Common Shares: Owned -- 89,108
                       Subject to option(/1/) -- 8,873

[Photo of Lee A. Ault, III]

 John L. Clendenin
 Age:                  65
 Director Since:       1982
 Principal Occupation: Retired Chairman of the Board of BellSouth
                       Corporation, a communications services company.
 Recent Business       Mr. Clendenin was Chairman of BellSouth
 Experience:           Corporation from October 1983 until December 1997
                       and was President and Chief Executive Officer from
                       October 1983 until his retirement in December
                       1996.
 Other Directorships:  Wachovia Corporation; The Kroger Company; Coca-
                       Cola Enterprises, Inc.; Nabisco Group Holdings and
                       Nabisco Holdings Corp.; Springs Industries, Inc.;
                       Home Depot Inc.; National Service Industries,
                       Inc.; and Powerwave Technologies.
                       Common Shares: Owned -- 9,273
                       Subject to option(/1/) -- 2,000

[Photo of John L. Clendenin]

 A. William Dahlberg
 Age:                  59
 Director Since:       1992
 Principal Occupation: Chairman of the Board and Chief Executive Officer
                       of The Southern Company, an international energy
                       company.
 Recent Business       Mr. Dahlberg has been in an executive capacity
 Experience:           with The Southern Company since January 1994.
                       Before that, he was President and Chief Executive
                       Officer of Georgia Power Company, an electric
                       utility and largest subsidiary of The Southern
                       Company. Mr. Dahlberg has held various executive
                       positions with The Southern Company or its
                       subsidiaries for more than five years.
 Other Directorships:  The Southern Company; SunTrust Banks, Inc.; and
                       Protective Life Corporation.
                       Common Shares: Owned -- 2,000
                       Subject to option(/1/) -- 8,873
                       Deferred common share equivalents(/2/) -- 2,483
[Photo of A. William Dahlberg]

 L. Phillip Humann
 Age:                  54
 Director Since:       1992
 Principal Occupation: Chairman, President and Chief Executive Officer of
                       SunTrust Banks, Inc., a multi-bank holding
                       company.
 Recent Business       Mr. Humann has held various executive positions
 Experience:           with SunTrust Banks, Inc. for more than five
                       years.
 Other Directorships:  SunTrust Banks, Inc.; Coca-Cola Enterprises, Inc.;
                       and Haverty Furniture Companies, Inc.
                       Common Shares: Owned -- 3,000
                       Subject to option(/1/) -- 8,873
                       Deferred common share equivalents(/2/) -- 7,748

[Photo of L. Phillip Humann ]

                   DIRECTORS WHOSE TERMS CONTINUE UNTIL 2002

 Thomas F. Chapman
 Age:                  56
 Director Since:       1994
 Principal Occupation: Chairman and Chief Executive Officer of Equifax.
 Recent Business       Before assuming his present position in May 1999,
 Experience:           Mr. Chapman was President and Chief Executive
                       Officer of the Company. Prior to that, he was
                       Executive Vice President and Group Executive of
                       the Company's former Financial Services Group. Mr.
                       Chapman has been an Executive Officer of the
                       Company since 1990.
 Other Directorships:  The Southern Company.
                       Common Shares: Owned -- 156,715
                       401(k) Savings Plan -- 6,066
                       Subject to option(/1/) -- 552,001
                       Deferred common share equivalents(/2/) -- 6,122

[Photo of Thomas F. Chapman]

 Robert P. Forrestal
 Age:                  68
 Director Since:       1996
 Principal Occupation: Of counsel to Smith, Gambrell & Russell, a law firm located in Atlanta, Georgia.
 Recent Business       Mr. Forrestal was a partner in this firm from
 Experience:           January 1996 until December 1998. Before that, he
                       was President and Chief Executive Officer of the
                       Federal Reserve Bank of Atlanta from 1983 through
                       1995.
 Other Directorships:  Genuine Parts Company; ING North America Company
                       and ING Advisory Council (The Netherlands).
                       Common Shares: Owned -- 3,291
                       Subject to option(/1/) -- 4,291
                       Deferred common share equivalents(/2/) -- 2,406

[Photo of Robert P. Forrestal]

 D. Raymond Riddle
 Age:                  66
 Director Since:       1989
 Principal Occupation: Retired Chairman of the Board and Chief Executive
                       Officer of National Service Industries, Inc., a
                       diversified manufacturing and service company.
 Recent Business       Mr. Riddle held various executive positions with
 Experience:           National Service Industries, Inc. from January
                       1993 until his retirement in February 1996. Before
                       that, he was President and Chief Executive Officer
                       of Wachovia Corporation of Georgia, a bank holding
                       company, President and Chief Executive Officer of
                       Wachovia Bank of Georgia, N.A., and Executive Vice
                       President of Wachovia Corporation, the parent of
                       Wachovia Corporation of Georgia. Mr. Riddle was
                       employed by these banking organizations for more
                       than five years.
 Other Directorships:  AGL Resources Inc.; Atlantic American Corporation;
                       Munich American Reassurance Company; Gables
                       Residential Trust, Inc.; and AMC, Inc.
                       Common Shares: Owned -- 16,000
                       Subject to option(/1/) -- 8,873
                       Deferred common share equivalents(/2/) -- 6,262

[Photo of D. Raymond Riddle]

Betty L. Siegel, Ph.D.
Age:                   69
Director Since:        1987
Principal Occupation:  President of Kennesaw State University, a member of the University System of Georgia.
Recent Business        Dr. Siegel has been President of Kennesaw State University for more than five years.
Experience:
Other Directorships:   AGL Resources Inc. and National Service Industries, Inc.
                       Common Shares: Owned -- 1,152
                       Subject to option(/1/) -- 8,873
                       Deferred common share equivalents(/2/) -- 4,280

[Photo of Betty L. Siegel, Ph.D.]

--------
(/1/) Represents stock options exercisable on February 25, 2000 or within 60 days after that date.
(/2/) Indicates fees or bonuses deferred under the Company's Deferred
      Compensation Plan to a fund that is credited with amounts based on the market value of and dividends on the Company's common shares. Amounts shown are as of February 25, 2000. No distributions have been made from the fund to the named persons.

                     COMMITTEES OF THE BOARD OF DIRECTORS

The Board appoints committees to help carry out its duties. Board Committees work on key issues in greater detail than would be possible at full Board meetings. Each Committee reviews the results of its meetings with the full Board. All members of the Board attended at least 80% of the Board and the various Committees of the Board of which they were members.

 Executive Committee
 Number of Members:            5
 Members:                      Thomas F. Chapman, Chairman
                               John L. Clendenin
                               A. William Dahlberg
                               Lee A. Kennedy
                               D. Raymond Riddle
 Number of Meetings in 1999:   5
 Functions:                    Exercises the powers of the Board in managing
                               the business and property of the Company during
                               the intervals between Board meetings, subject to
                               Board discretion.
                               Recommends nominees for election as a Director.
                               Shareholder nominations for director should be
                               submitted in writing to the Company's Corporate
                               Secretary in accordance with the Company's
                               bylaws.
                               Prior to October 25, 1999, C. B. Rogers, Jr.
                               served as Chairman of the Committee.
 Audit Committee
 Number of Members:            5
 Members:                      A. William Dahlberg, Chairman
                               D. Raymond Riddle
                               Louis W. Sullivan, M.D.
                               Robert P. Forrestal
                               Jacquelyn M. Ward
 Number of Meetings in 1999:   3
 Functions:                    Responsible, pursuant to written charter, for
                               review of (1) financial reports and other
                               financial information, (2) systems of internal
                               controls regarding finance, accounting, legal,
                               compliance and ethics, and (3) auditing,
                               accounting and financial reporting processes.
                               Recommends to the Board the selection of
                               independent public accountants to audit the
                               Company's books and records.
                               Consults with the independent accountants and
                               reviews and approves the scope of their audit
                               and other work. Meets with management and the
                               director of internal audit.
                               The Committee is available to meet on call of
                               the independent accountants, management, or head
                               of internal audit whenever a special situation
                               arises.

Compensation and Human Resources Committee

 Number of Members:                           3
 Members:                                     Larry L. Prince, Chairman
                                              L. Phillip Humann
                                              Robert P. Forrestal
 Number of Meetings in 1999:                  2
 Functions:                                   Responsible, pursuant to written
                                              charter, for approving and
                                              monitoring executive compensation
                                              plans, policies and programs. The
                                              salary and incentive compensation
                                              awards of the Chief Executive
                                              Officer must be ratified by the
                                              Board of Directors.
                                              Advises management, as necessary,
                                              on succession planning and other
                                              significant human resources
                                              matters.
                                              Monitors the effectiveness and
                                              funded status of Equifax's U.S.
                                              Retirement Income Plan and 401(k)
                                              Plan and approves or reviews
                                              significant employee benefit plan
                                              actions.
 Public Issues Committee
 Number of Members:                           3
 Members:                                     Betty L. Siegel, Ph.D., Chairman
                                              Thomas F. Chapman
                                              Lee A. Ault, III
 Number of Meetings in 1999:                  1
 Functions:                                   Monitors significant domestic and
                                              international public issues of
                                              concern to the shareholders, the
                                              Company, the business community,
                                              or the general public and makes
                                              recommendations to the Board and
                                              Company management.
 Retirement and Group Benefit Plans Committee
 Number of Members:                           2
 Members:                                     L. Phillip Humann, Chairman
                                              Larry L. Prince
 Number of Meetings in 1999:                  1
 Functions:                                   Reported to the Board
                                              periodically on the effectiveness
                                              and funded status of the
                                              Company's retirement and 401(k)
                                              plans.
                                              This Committee was dissolved as
                                              of November 19, 1999, and its
                                              functions were assigned to the
                                              Compensation and Human Resources
                                              Committee.

                     STOCK OWNERSHIP BY CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

The table below shows the number of shares of common stock owned by General Electric Pension Trust, General Electric Investment Corporation, GE Asset Management Incorporated and General Electric Company on December 31, 1999, as reported under Section 13(g) of the Securities Exchange Act of 1934.

                                                   Percent of Class (Based on
Beneficial Owner             Amount and Nature    Number of Shares Outstanding
Name and Address          of Beneficial Ownership   as of September 30, 1999)
----------------          ----------------------- ----------------------------
Trustees of General
 Electric Pension Trust,
 General Electric
 Investment Corporation,
 GE Asset Management
 Incorporated and
 General Electric
 Company, 3003 Summer
 Street, Stamford,
 Connecticut 06904               9,682,695(/1/)               6.85%

--------
(/1/)As reported in Schedule 13G filed with the Securities and Exchange
     Commission on February 14, 2000, the Trustees of General Electric Pension Trust have shared voting and dispositive power for 2,893,557 shares, General Electric Investment Corporation has sole voting and dispositive power for 2,311,800 shares and shared voting and dispositive power for 2,893,557 shares, and GE Asset Management Incorporated has sole voting and dispositive power for 4,477,338 shares. General Electric Company disclaims beneficial ownership of all shares reported.

The table below shows how much Equifax common stock each Director, nominee, and named Executive Officer, and the Director and Executive Officer Group, beneficially owned as of February 25, 2000.

                                                        Percent of Class (Based
                                                          on Number of Shares
                                Amount and Nature          Outstanding as of
Name                       of Beneficial Ownership(/1/)   February 25, 2000)
----                       ---------------------------- -----------------------
Lee A. Ault, III                       97,981                       *
Thomas F. Chapman                     714,782                       *
John L. Clendenin                      11,273                       *
C. Richard Crutchfield                135,036                       *
A. William Dahlberg                    10,873                       *
Robert P. Forrestal                     7,582                       *
L. Phillip Humann                      11,873                       *
Lee A. Kennedy                        296,680                       *
William R. Phinney                    128,797                       *
Larry L. Prince                        10,873                       *
D. Raymond Riddle                      24,873                       *
Betty L. Siegel, Ph.D.                 10,025                       *
Louis W. Sullivan, M.D.                 9,473                       *
Larry J. Towe                         117,163                       *
Jacquelyn M. Ward                         600                       *
All Directors and Execu-
 tive Officers as a Group
 (23 persons)                       2,115,238                     1.5%

--------
*  Less than 1%
(/1/)Includes shares held in the Company 401(k) Savings Plan and stock options exercisable on February 25, 2000, or 60 days thereafter, as follows: Mr. Ault -- 8,873 option shares; Mr. Chapman -- 6,066 Savings Plan shares and 552,001 option shares; Mr. Clendenin -- 2,000 option shares; Mr. Crutchfield -- 952 Savings Plan shares and 92,858 option shares; Mr. Dahlberg -- 8,873 option shares; Mr. Forrestal -- 4,291 option shares; Mr. Humann -- 8,873 option shares; Mr. Kennedy -- 31,206 Savings Plan shares and 214,296 option shares; Mr. Phinney -- 7,408 Savings Plan shares and 99,290 option shares; Mr. Prince -- 8,873 option shares; Mr. Riddle -- 8,873 option shares; Dr. Siegel -- 8,873 option shares; Dr. Sullivan -- 6,582 option shares; and Mr. Towe -- 2,099 Savings Plan shares and 92,774 option shares. As of February 25, 2000, the total shares for all Directors and Executive Officers as a Group was 62,898 Savings Plan shares and 1,533,186 option shares.

                                 SECTION 16(A)
                   BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on Company records and other information, Equifax believes that each of its Directors and Executive Officers complied with all applicable Securities and Exchange Commission filing obligations for 1999.

                           COMPENSATION OF DIRECTORS

The compensation of non-employee Directors consists of cash and stock options. Employee Directors are not paid for their service as a Director. The Company's bylaws require all Directors to own Equifax stock while serving as a Director.

Non-employee Director compensation consists of:

Director Fees.

      Annual Board membership fee, Chairman                        $30,000
      Annual Board membership fee (except Chairman)                $20,000
      Annual Executive Committee membership fee, Chairman          $16,000
      Annual Executive Committee membership fee (except Chairman)  $ 4,000
      Annual Committee Chairman fee (except Executive Committee)   $ 4,000
      Attendance fee for each Board and Committee meeting          $ 1,000

Deferred Compensation Plan. Under this plan, up to 100% of a non-employee Director's fees may be deferred and invested in either Equifax common stock units or in an interest bearing account. Each common stock unit is equal in value to a share of Equifax common stock, and when paid, is made in the form of cash. These common stock units earn additional Equifax common stock units equal in value to dividends paid on shares of common stock. These units are credited to the Directors' accounts on the date common stock cash dividends are paid. All deferred fees are held in the general funds of the Company. Interest on fees held in the interest bearing account is credited monthly to directors' accounts at the prime lending rate on the first day of each month as reported in the Wall Street Journal. In general, deferred amounts are not paid until after the director retires from the Board. The amounts are then paid, at the Director's option, either in a lump sum or in annual installments over a period of up to ten years. All Directors now participating in the Plan have elected to invest all deferred fees in Equifax common stock units.

Stock Option Plan. Each year on the date of the annual shareholders' meeting, non-employee Directors also receive an option to purchase 2,000 shares of Equifax common stock. The exercise price is equal to the fair market value that day. These options can be exercised one year after award and expire five years from the date they are awarded.

          COMPENSATON COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 1999, the Compensation and Human Resources Committee members were Larry
L. Prince (Chairman), L. Phillip Humann and Robert P. Forrestal.

In 1999, the Company was indebted, in the ordinary course of its business, to Wachovia Bank of Georgia, N.A. and SunTrust Bank, Atlanta. The highest amount owed during 1999 to Wachovia Bank of Georgia, N.A. was $139.4 million. The highest amount owed to SunTrust Bank, Atlanta in 1999 was $89.5 million. The Company was charged competitive rates of interest. The Company currently has a committed revolving credit agreement with Wachovia Bank of Georgia, N.A. and SunTrust Bank, Atlanta and nine other commercial banks. Under this loan facility, the Company can borrow up to $750 million for general corporate purposes over a five-year period. Wachovia Bank of Georgia, N.A. serves as Agent under this Loan Agreement. Rates of interest charged under this Loan Agreement are competitive.

Mr. Clendenin is a Director of Wachovia Corporation, the parent of Wachovia Corporation of Georgia. SunTrust Bank is owned by SunTrust Banks, Inc. Mr. Humann is Chairman, President and Chief Executive Officer of SunTrust Banks, Inc., and Mr. Prince serves as a Director of SunTrust Banks, Inc.

            EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL AGREEMENTS

The Company has Change in Control Agreements with each of the Company's named Executive Officers. These Agreements have renewable five-year terms and become effective only upon a change in control of the Company. A "change in control" is generally defined by the Agreements to mean (i) an accumulation by any person, entity or group of twenty percent or more of the combined voting power of the Company's voting stock or (ii) a business combination resulting in the shareholders immediately prior to the combination owning less than two-thirds of the common stock and combined voting power of the new company or (iii) a sale or disposition of all or substantially all of Company assets, or (iv) a complete liquidation or dissolution of the Company. If any of these events happen, and the executive's employment terminates within three years after the date of the change in control, other than from death, disability, or for cause or voluntarily other than for "good reason," he or she is entitled to severance pay and other benefits described in the Agreements. The severance payment is equal to three times the sum of (i) that executive's highest annual salary for the twelve months prior to termination, and (ii) the executive's highest bonus for the three years prior to termination. Benefits payable under this Agreement and other compensation or benefit plans of the Company are not reduced because of Section 280G of the Internal Revenue Code. Any payments the executive receives will be increased, if necessary, so that after taking into account all taxes he or she would incur as a result of those payments, the executive would receive the same after-tax amount he or she would have received had no excise tax been imposed under Section 4999 of the Code. No payments have been made to any Executive Officer under these Agreements.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Who Determines Executive Officer Compensation

The Compensation and Human Resources Committee sets the salaries and approves the incentive compensation plans and awards and compensation policies for all Executive Officers. The Board of Directors must ratify the salary and incentive compensation of the Chief Executive Officer.

The Compensation and Human Resources Committee is composed of independent, non-employee directors. Each member of the Compensation and Human Resources Committee meets the definition of a "non-employee director" under Rule 16b-3 of the Securities Exchange Act of 1934, and is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code.

The Compensation and Human Resources Committee has set goals for the Executive Officer compensation program to ensure that it supports the Company's overall objective of enhancing shareholder value.

Program goals include:

  .Offer market competitive total compensation opportunities to attract and retain talented executives.
  .Provide strong links between Company performance and total compensation earned.
  .Emphasize long-term performance of the Company.
  .Encourage and facilitate Executive Officer stock ownership.

The Committee also believes it is important for the Company to be eligible to deduct compensation expense for income tax purposes. Section 162(m) of the Internal Revenue Code limits this tax deduction to $1 million for the Executive Officers named in the compensation tables on the following pages, unless certain requirements are met. One requirement is that all members of the Compensation and Human Resources Committee be "outside directors," and the Company meets this requirement. The Committee approves goals and awards under the compensation plans of the Company as required by Section 162(m). Also,
Section 162(m) requires that the Company's shareholders approve these compensation plans. To meet this requirement, the Committee recommended, and the shareholders approved, amendments to the Company's Omnibus Stock Incentive Plan (in 1994) and the Company's Performance Share Plan (in 1996). The Committee is recommending that the Company's shareholders approve the 2000 Stock Incentive Plan and the Key Management Long Term Incentive

Plan at this year's annual meeting to permit the Company to also qualify for a tax deduction for compensation paid under these plans.

The Committee believes that compensation data from a broad sample of companies, particularly those in the services industry and those reporting annual revenues of $1 billion or more, represents the best reflection of the market rate for executive talent. Some of these companies are included in both this group and the group used for shareholder return comparisons.

To provide additional emphasis on the importance of executive stock ownership, the Company introduced share ownership guidelines for senior executives in 1996. These guidelines have been established at levels consistent with those in other companies who have taken similar steps, and they extend to a total of approximately 200 Company executives.

Executive Officer Compensation

Executive Officer compensation includes several principal elements: base salary, annual incentive and long-term incentives. The Committee's goal is to set salaries and target incentive opportunities at a median competitive level and to reward outstanding performance with above-market total compensation.

Salary: Executive Officer salaries are determined on the basis of competitive market data, job performance, level of responsibility, and other factors. Salary reviews are normally scheduled at 12-month intervals.

Mr. Chapman's base annual salary was increased in January 1999 to $600,000 and to $650,000 in May 1999, in connection with his being named Chairman. In approving these salary increases, the Committee considered competitive salaries for comparable job responsibilities and Mr. Chapman's personal performance.

Annual Incentive: Annual performance objectives are set at the beginning of each year, based upon financial plans approved by the Board. A minimum level of performance is set, and no incentive is paid below this level. Also, levels of performance are established for target and maximum incentive awards.

In 1999, the Company's revenues, earnings, and after-tax profit minus the cost of capital employed were the primary criteria used in determining the annual incentive award earned by Mr. Chapman. For other Executive Officers, these Company financial criteria, business unit financial results, and certain non-financial goals were considered, depending on their job roles.

Executive Officers may elect to voluntarily defer awards earned into either restricted stock or stock options. The Committee believes that these election opportunities provide an excellent vehicle for expanding stock ownership of Executive Officers and that this immediate identification with shareholder interests will serve to further emphasize the officer's commitment to the long-term performance of the Company. To encourage voluntary conversion of the cash incentive, and in recognition of the market risk and deferral of economic benefits of current cash compensation, the Committee approved a formula that includes an award enhancement based on the percentage of the incentive that is converted into options, and as to restricted stock, in further recognition of the substantial risk of forfeiture assumed by the executive, the Committee provides an enhanced amount in stock which represents 20%. The restricted stock vests after three years of continuous service. For 1999 annual incentive awards, all eligible executive officers voluntarily elected to receive stock options instead of cash incentive payments for all or part of their total earned awards.

Mr. Chapman's target annual incentive opportunity during 1999 was 70% of his base salary, with a maximum opportunity of 210%. His earned award for 1999 was 21% of salary.

Performance Shares: Executive Officers participate in a performance share plan, with awards earned primarily on the basis of after-tax profit minus the cost of capital employed. Also, a specified stock price appreciation goal must be achieved in order to earn an award above a certain amount. Award levels are established such that a target performance share award combined with stock option grants approximate a median long-term incentive competitiveness level.

The value of performance share awards earned will be determined by the Company's stock price as of the date the award is paid. Awards earned are paid out to Executive Officers at least one-half in Company common stock, which is consistent with the Committee's objective with respect to executive stock ownership.

Mr. Chapman and other Executive Officers earned payments of performance share units for Company performance for the measurement period 1997 through 1999. Earned awards were paid in shares of Company common stock and cash, and represented a payout of approximately 50% of the maximum opportunity available under the award. Company performance during the period substantially exceeded the established goal of improvement in after-tax profit minus the cost of capital employed. However, the stock price appreciation goal for the measurement period was not achieved, so no participant was eligible for an award in excess of a target award level.

Stock Options: The Company makes periodic stock option grants to Executive Officers. Stock options are granted to motivate Executive Officers to contribute to an increase in the value of the Company rather than being utilized as a specific award for past personal performance. Also, the past performance of the Company will not directly affect option grant determinations. To provide maximum incentive for achieving growth in the Company's stock price, the Committee now awards grants less frequently than annually to certain executives, but for a larger number of shares than would normally be awarded in an annual grant.

Compensation and Human Resources Committee

Larry L. Prince, Chairman
L. Phillip Humann
Robert P. Forrestal

                        EXECUTIVE OFFICER COMPENSATION

The table below shows the before-tax compensation for the last three years for the Chief Executive Officer and the four next highest paid Executive Officers at the end of 1999.

                               Annual Compensation               Long-Term Compensation
                        ---------------------------------- ----------------------------------
                                                                    Awards           Payouts
                                                           ------------------------ ---------
                                                 Other      Restricted   Securities
                                                 Annual        Stock     Underlying   LTIP     All Other
Name and                     Salary   Bonus   Compensation    Awards      Options    Payouts  Compensation
Principal Position      Year   ($)   ($)(/1/)   ($)(/2/)   ($)(/1/)(/3/)    (#)        ($)      ($)(/4/)
------------------      ---- ------- -------- ------------ ------------- ---------- --------- ------------
Thomas F. Chapman       1999 626,961  65,831     20,657             0     280,620     378,356    4,160
Chairman and Chief      1998 496,186  71,450     11,562        21,435     200,000   1,169,275    4,800
Executive Officer       1997 369,808 315,017     14,129        94,505           0     963,697    5,472

Lee A. Kennedy          1999 382,692 169,355      2,476             0     171,006     135,131    4,160
President and           1998 323,568 278,515      2,328        37,135       1,000     389,740    4,160
Chief Operating         1997 242,725 148,566      2,374        19,809           0     361,391    5,472
Officer

Larry J. Towe           1999 239,259  98,440      2,407             0     115,787           0    4,160
Executive Vice
President and Group
Executive

C. Richard Crutchfield  1999 248,077  55,817      1,144             0      66,924     135,131    4,160
Executive Vice          1998 228,079  71,845      2,407        24,633      20,500     259,826    4,800
President and Group     1997 203,310  55,679      2,476       155,901       8,018     200,744    4,160
Executive

William R. Phinney      1999 186,559       0          0             0      99,100      67,565    4,160
Executive Vice          1998 153,868       0          0       168,706       8,000           0    4,800
President and Group
Executive

--------
(/1/)The "Bonus ($)" column represents any annual incentive award earned and paid in cash for performance for the specified year. In all three reporting years participants could elect to receive all or part of any cash bonus earned in the form of restricted stock. In 1999 the participants could also elect to receive all or part of any cash bonus earned in the form of stock options. These amounts are included under the "Restricted Stock Awards" or "Securities Underlying Options" columns respectively, although the grants were not awarded until the following year.
(/2/)"Other Annual Compensation" includes allowances for payroll taxes associated with providing executive financial planning and tax services and club memberships.
(/3/)Dividend income is paid on restricted stock at the same rate as paid to all shareholders. Value of restricted stock shown in table is as of the date of grant. As of December 31, 1999, total restricted stock awards outstanding and related fair market values were as follows: Mr.
     Chapman -- 11,002 shares ($259,235); Mr. Kennedy -- 1,613 shares ($38,006); Mr. Crutchfield -- 5,771 shares ($135,979) and Mr. Phinney -- 10,656 shares ($251,082). 100% of these shares were awarded as restricted stock grants in lieu of cash bonus payments to these officers.
(/4/)Column "All Other Compensation" includes Company 401(k) matching contribution in the maximum amount of $4,160 for each officer.

                                 STOCK OPTIONS

A stock option allows an individual to purchase shares of common stock at a fixed price (the exercise price) for a set period of time. In general, whether exercising stock options is profitable to the Executive Officer depends on the relationship between the common stock market price and the option exercise price. At any given time, "vested" options can be "in the money" or "out of the money," depending on the current market price of the stock.

Consistent with Company policy, no stock appreciation rights were awarded to Executive Officers and no stock options were repriced during 1999.

The following two tables give more information on stock options.

               OPTION GRANTS DURING YEAR ENDED DECEMBER 31, 1999

                                                                                Potential Realizable
                                                                                  Value at Assumed
                           Number of      % of Total     Exercise               Annual Rates of Stock
                           Securities      Options          or                   Price Appreciation
                           Underlying     Granted to       Base                 for Option Term(/3/)
                            Options      Employees in     Price      Expiration ----------------------
   Name                 Granted (#)(/1/) Fiscal Year  ($/Share)(/2/)    Date        5%        10%
   ----                 ---------------- ------------ -------------- ---------- ---------- -----------
Thomas F. Chapman           250,000         6.369        24.4375      12/01/09   3,842,153  9,736,770

Lee A. Kennedy              150,000         3.821        24.4375      12/01/09   2,305,292  5,842,062

Larry J. Towe                 6,000          .153        36.8750      01/27/09     139,143    352,616
                             70,000         1.783        24.4375      12/01/09   1,075,802  2,726,296

C. Richard Crutchfield       60,000         1.529        24.4375      12/01/09     922,117  2,336,825

William R. Phinney            8,000          .204        36.8750      01/27/09     185,524    470,154
                             60,000         1.529        24.4375      12/01/09     922,117  2,336,825

--------
(/1/)Options have a ten-year term and vest 25% on the grant date and each year through the third anniversary of the date of grant, except for Mr. Towe's and Mr. Phinney's grants for 6,000 and 8,000 shares, respectively. These grants vest 25% on the first through the fourth anniversary date of grant.
(/2/)The exercise price may be paid in cash or cash equivalent acceptable to the Compensation and Human Resources Committee or by the surrender of shares of common stock held for at least six months with an aggregate fair market value which is not less than the option price.
(/3/)The dollar amounts under these columns are the result of calculations at 5% and 10% rates of appreciation. They are not intended to forecast possible future appreciation, if any, of Equifax stock price.

                    AGGREGATED OPTION EXERCISES DURING YEAR
                            ENDED DECEMBER 31, 1999

                                                        Number of
                                                       Securities          Value of
                                                       Underlying         Unexercised
                                                       Unexercised       In-the-Money
                                                       Options as         Options as
                                           Value     of 12/31/99 (#)    of 12/31/99 ($)
                        Shares Acquired Realized ($)  Exercisable/       Exercisable/
   Name                 on Exercise (#)  or Payout    Unexercisable   Unexercisable(/1/)
   ----                 --------------- ------------ --------------- ---------------------
Thomas F. Chapman            5,000        $113,600   470,605/288,276 $2,118,198/  $118,424
Lee A. Kennedy                   0               0   182,979/123,811 $1,410,232/  $ 47,372
Larry J. Towe                    0               0    10,227/69,264  $  170,712/  $ 14,645
C. Richard Crutchfield           0               0    78,352/61,086  $  616,537/  $ 18,830
William R. Phinney               0               0    53,004/64,690  $  420,222/  $ 10,460

--------
(/1/)Represents aggregate excess of market value of shares under option as of December 31, 1999, over the exercise price of the options.

                            PERFORMANCE SHARE PLAN

Under the 1988 Performance Share Plan for Officers, eligible employees may receive nontransferable performance share units. A performance share unit is the right to receive, after a specified performance measurement period, an award of up to a specified maximum number of shares of common stock. The number of shares awarded depends on whether established goals for the measurement period are achieved.

The following table lists 1999 grants of performance share units to the named Executive Officers:

    Long-Term Incentive Plan -- Awards During Year Ended December 31, 1999

                        Number of  Performance   Estimated Future Payouts Under Non-
                         Shares,     or Other         Stock Price -- Based Plans
                          Units    Period Until --------------------------------------
                         or Other   Maturation   Threshold      Target      Maximum
   Name                 Rights (#)  or Payout   (# of Units) (# of Units) (# of Units)
   ----                 ---------- ------------ ------------ ------------ ------------
Thomas F. Chapman         24,000     12/31/01      12,000       24,000       48,000
Lee A. Kennedy             7,000     12/31/01       3,500        7,000       14,000
Larry J. Towe              3,500     12/31/01       1,750        3,500        7,000
C. Richard Crutchfield     5,000     12/31/01       2,500        5,000       10,000
William R. Phinney         5,000     12/31/01       2,500        5,000       10,000

The value ultimately received depends on the number of units approved for payment and the value of the common stock on the date payouts are approved, plus dividends accrued over the measurement period when the restrictions lapse. If an employee resigns or is terminated "for cause," all of the employee's undistributed performance units, as well as accrued dividends, will be forfeited and canceled. Once awards are earned and payments approved, shares of common stock and cash are distributed to the employee free of restrictions and conditions.

                            STOCK PERFORMANCE GRAPH

The compound annual total returns to Equifax shareholders since 1994 have been 16%. Total returns mean share price increase plus dividends paid, with quarterly dividends reinvested. The graphs below show the relative investment performance of Equifax stock, the S&P 500 and the Dow Jones Other Industrial and Commercial Services Index over the last five and ten years.



                        [COMPARISON OF FIVE-YEAR CHART]

                                            Cumulative Total Return
                                   -----------------------------------------
                                   12/94  12/95  12/96  12/97  12/98  12/99
                                   ------ ------ ------ ------ ------ ------
Equifax Inc.                       100.00 165.08 239.57 313.35 305.04 212.72
S & P 500                          100.00 137.58 169.17 225.61 290.09 351.13
D J Other Industrial & Commercial
 Services                          100.00 127.99 139.60 160.39 190.10 222.53

                        [COMPARISON OF TEN-YEAR CHART]

                                             Cumulative Total Return
                        -----------------------------------------------------------------
                        12/89 12/90 12/91 12/92 12/93 12/94 12/95 12/96 12/97 12/98 12/99
                        ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
Equifax Inc.             100   104   105   141   192   189   312   453   592   576   402
S & P 500                100    97   126   136   150   152   209   257   342   440   533
D J Other Industrial &
 Commercial Services     100    94   117   133   139   134   172   188   216   255   299

                               RETIREMENT PLANS

The Equifax Retirement Plan ("ERP") provides benefits based on length of service with the Company and a participant's average total earnings (base salary and bonus) up to a maximum of either 125% of base salary, or base salary plus 75% of other earnings, whichever is greater. ERP benefits are computed by averaging the employee's total earnings (base salary and bonus) for the highest paid thirty-six consecutive month period prior to retirement.

Equifax also has another retirement plan named the Supplemental Executive Retirement Plan ("SERP") under which certain executives may receive additional pension benefits after retirement based on years of credited service (up to 40 years) and final average earnings (base salary and bonus). SERP benefits generally are computed by either multiplying an employee's average total earnings by 1.5%, multiplied by years of credited service, as defined in the SERP, up to 40 years, or average total earnings multiplied by 3%, multiplied by years of credited service, up to 20 years, for the most Senior Executive Officer participants.

The following table shows the annual retirement benefits that would be payable at normal retirement (age 65 or later) on January 1, 2000. Benefits are shown for various rates of final average earnings and years of service payable under the ERP and SERP.

                              Pension Plan Table

                                        Years of Service
                     -----------------------------------------------------------------------
   Remuneration        15              20              25              30              35
   ------------      -------         -------         -------         -------         -------
   $  200,000        120,000         120,000         120,000         120,000         120,000
      400,000        240,000         240,000         240,000         240,000         240,000
      600,000        360,000         360,000         360,000         360,000         360,000
      800,000        480,000         480,000         480,000         480,000         480,000
    1,000,000        600,000         600,000         600,000         600,000         600,000
    1,200,000        720,000         720,000         720,000         720,000         720,000
    1,400,000        840,000         840,000         840,000         840,000         840,000

As of December 31, 1999, the only named Executive Officer eligible for both the ERP and the SERP was Thomas F. Chapman. The other named Executive Officers are eligible only for the ERP, which is the Company's tax qualified retirement plan available to all U.S. employees.

The credited years of service for each of the named Executive Officers as of December 31, 1999 were as follows: Thomas F. Chapman -- 10 years; Lee A. Kennedy -- 18 years; Larry J. Towe -- 6 years; C. Richard Crutchfield -- 13 years; and William R. Phinney -- 11 years.

The ERP benefits are computed in the form of a life annuity without survivorship benefits; however, survivorship benefits are available and are computed as the actuarial equivalent of the life annuity. The SERP benefits are provided in the same form as the ERP benefits. SERP benefits are reduced for ERP benefits and are paid without regard to limitations under federal Internal Revenue Code Sections 401(a) and 415. Neither ERP or SERP benefits are reduced for Social Security benefits.

                        OTHER ITEMS REQUIRING YOUR VOTE

ITEM 2 -- APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board has selected, pursuant to the Audit Committee's recommendation, Arthur Andersen LLP to audit Equifax's books of account and other corporate records for 2000. The Company's shareholders are asked to approve the selection of the Company's independent public accountants for 2000. Arthur Andersen has audited Equifax's books since 1948 and we believe they are well qualified for this job. Representatives of Arthur Andersen LLP will be at the annual meeting to answer appropriate questions and to make a statement, if they desire.

The Board of Directors recommends you vote "FOR" Item 2.

ITEM 3 -- APPROVAL OF THE 2000 STOCK INCENTIVE PLAN

The Board of Directors has adopted the Equifax Inc. 2000 Stock Incentive Plan and directed that it be submitted to the Company's shareholders for approval. The purpose of the Stock Incentive Plan is to attract and retain directors, officers and other key employees and to provide these individuals with incentives for superior performance. The Stock Incentive Plan will become effective only upon the approval of the Company's shareholders.

Summary Description of the Plan. The following summary of the 2000 Stock Incentive Plan is qualified by reference to the text of the 2000 Stock Incentive Plan, which is attached as Appendix A.

Plan Administration. If approved by the shareholders, the 2000 Stock Incentive Plan would be administered by the Compensation and Human Resources Committee of the Board of Directors (the "Committee"). The Committee may in its discretion delegate to one or more officers of the Company its authority and duties under the 2000 Stock Incentive Plan with respect to participants who are not subject to the reporting and other requirements of Section 16 of the Securities Exchange Act of 1934. The Committee may terminate the plan at any time. In addition, the Committee may amend the 2000 Stock Incentive Plan so long as the amendment does not adversely affect any rights of any participant with respect to outstanding awards without that participant's consent, except that shareholder approval is required to increase the number of shares of the Company's common stock, change the class of individuals eligible to become participants, or extend the duration of the plan.

Types and Number of Awards Under the Plan. The Committee or its delegate may authorize awards of stock options (including both incentive and non-qualified stock options), stock appreciation rights ("SARs"), restricted stock and deferred stock. The total number of shares that may be issued upon awards under the plan is 1,500,000, plus an annual addition on January 1 of each year commencing January 1, 2001 and ending on January 1, 2007 of a number of shares equal to one percent (1%) of the total number of shares issued and outstanding on that date. The number of shares available will be adjusted to account for shares relating to awards that expire or are transferred, surrendered or relinquished upon payment of any option price by transfer of shares or upon satisfaction of any withholding amount. The total number of shares for which incentive stock options may be awarded during any year will be not more than 1,000,000 nor may the number of shares issued upon exercise of incentive stock options exceed 1,000,000 multiplied by the number of calendar years or portions thereof in which the plan exists. These totals, and the individual limits described below, will be adjusted by the Committee in its discretion to reflect any change in the number of shares of common stock due to any stock dividend, stock split, combination, recapitalization, merger, spin-off, or similar corporate transaction. No participant will be awarded option rights or SARs for more than 750,000 shares during any calendar year, and no more than 500,000 shares of restricted stock in the aggregate may be awarded to all eligible participants during the term of the plan. No director who is not an employee of the Company will be awarded option rights, SARs, or restricted stock (in the aggregate) for more than 100,000 shares during any calendar year.

Eligibility. The Committee or its delegate is authorized to grant awards of options, SARs, restricted stock or deferred stock under the 2000 Stock Incentive Plan to any officer or other key employee of the Company or any of its subsidiaries and awards of options or restricted stock to non-employee directors. This group of eligible participants consists of approximately 12,700 individuals.

Duration of Options and Other Awards. No stock option, SAR or other award under the plan will be made more than 10 years after the date that the plan is approved by the shareholders. No stock option or SAR may be exercised more than 10 years from the date of grant.

Vesting and Exercise of Options. Options become exercisable when they have vested. Vesting schedules, and other specific terms of an option award, are fixed in the discretion of the Committee and set forth in an agreement or notice of award, which historically have provided for vesting in equal increments over a period of years. If specified in the grant, options may become fully vested and exercisable if the Company experiences a "change in control." For purposes of this plan, a "change in control" has a meaning that is substantially identical to the definition contained in several of the Company's compensation plans and programs, including the Company's Non-Employee Director Stock Option Plan, and the Change in Control Agreements described on page 11 of this proxy statement. The terms of an option grant may also provide for additional option rights to be granted at then current market value to an optionee upon exercise of the option. Further, any option grant may specify management objectives that must be achieved as a condition to exercise. For this purpose, "management objectives" mean measurable performance objectives, either company-wide or related to a particular subsidiary, division, department, region or function in which a participant is employed, and may be related to other corporations. Management objectives may relate to periods of one or more years and may be based on specified levels of earnings per share, revenue and similar financial benchmarks. Although subject to the discretion of the Committee, grants have historically provided that options are not exercisable after a participant terminates employment with the Company, unless the termination was the result of the participant's death, disability, retirement, or job elimination.

Payment for Options. The price of any stock option awarded under the plan will be not less than 100% of the market value of the Company's stock on the date of grant. The Committee will not, without the further approval of the shareholders, re-price any outstanding option rights to reduce the exercise price. Participants may exercise an option by making payment in any one or more of the following ways, as specified at the time of grant: (a) by cash or check; (b) by transfer of shares of Company stock that have been owned by the participant for at least six months (or with respect to options that do not qualify as incentive stock options, by transfer of restricted or deferred shares or other option rights); or (c) by "cashless exercise," where a bank or broker-dealer approved by the Company sells some of the shares acquired and delivers the proceeds to the Company.

Stock Appreciation Rights. The Committee may grant SARs in tandem with stock options or otherwise. SARs granted in tandem with an incentive stock option must be granted concurrently with the option. SARs may be paid in cash, shares or a combination as specified at the time of grant, and the Committee may grant to the participant the right to elect among those alternatives. SARs may contain vesting provisions, management objectives and change of control provisions similar to those described above regarding options.

Restricted Stock. The Committee may authorize awards or grants of restricted stock which may or may not require additional payment. These conditions, which are established by the Committee, may include management objectives as described above. Any restricted stock award may require that all dividends or other distributions paid during the period of restriction be subject to these conditions.

Deferred Stock. The Committee may authorize grants of rights to receive shares of common stock at the end of a specified deferral period. Awards of deferred stock may be made for no consideration or for an amount that is less than the fair market value on the date of grant. The deferral period must be at least one year, unless subject to earlier lapse or modification in the event of a change of control.

General. Unless otherwise determined by the Committee, no award under this plan is transferable other than by will or the laws of descent and distribution. The Committee may provide that awards are transferable to members of a participant's immediate family, or trusts for, or partnerships consisting of, those persons. Before any benefits may be realized under this plan, arrangements satisfactory to the Company must be made for payment of any withholding taxes. In the discretion of the Committee, these arrangements may be made by relinquishment of a portion of the benefit.

The plan specifically authorizes the Committee to provide for special terms for awards to persons who are foreign nationals or employed outside the U.S., as the Committee considers necessary to accommodate differences in local law, tax policy or custom. The Committee may approve supplements or amendments, restatements or alternative versions of the plan as it considers necessary or appropriate for these purposes. Further, the plan contains specific provisions governing awards to persons resident in the United Kingdom for purposes of complying with U.K. law.

Estimate of Benefits. The number of stock options, SARs and other awards that would be granted to directors, officers and other key employees is not currently determinable. During 1999, options were awarded under the Company's 1992 and 1995 Employees Stock Incentive Plans and Omnibus Stock Incentive Plan to the Chief Executive Officer and the other named Executive Officers in the amounts shown in the table on page 15 of this proxy statement, and restricted stock was awarded in the amounts shown in the summary compensation table on page 14 of this proxy statement. In 1999, 853,500 options were awarded to current Executive Officers as a group, 3,112,200 options were awarded to approximately 1,200 other employees, and 22,000 options were awarded to non-Executive Officer Directors.

Federal Income Tax Consequences to the Company and the Participants. Some of the options granted under the plan may be incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code. Under present federal tax laws, there are no federal income tax consequences to either the Company or the participant upon the grant or exercise of an ISO. If the participant does not dispose of the stock acquired through the ISO within two years of the date of grant or one year of the date of exercise, any gain realized from a subsequent disposition would constitute long-term capital gain to the participant. If the participant does dispose of the stock prior to the expiration of either of those holding periods, any gain equal to the excess of the fair market value of the stock on the date of exercise (or, if less, the amount realized on the disposition of the stock if a sale or exchange) over the option price would constitute ordinary income to the participant. Any additional gain realized upon the disposition would be taxable either as a short-term capital gain or long-term capital gain, depending how long the participant held the stock. The Company would receive a deduction in the amount of any ordinary income recognized by the participant.


Stock options that do not constitute ISOs ("nonqualified options") may also be granted under the plan. Under present federal tax laws, there are no federal income tax consequences to either the Company or the participant upon the grant of a nonqualified option. However, the participant will realize ordinary income upon the exercise of a nonqualified option in an amount equal to the excess of the fair market value of the stock acquired upon exercise over the option price, and the Company will receive a corresponding deduction. Any gain realized upon a subsequent disposition of the stock will constitute either a short-term or long-term capital gain to the participant, depending on how long it is held.

Unless the participant makes a special tax election, restricted stock awards are not taxable to the participant as long as the shares remain nontransferable and subject to a substantial risk of forfeiture. When these transferability restrictions and forfeiture risks are removed, the participant generally will recognize as ordinary income the fair market value of the stock, less any amounts that were paid to acquire the stock. The Company will receive a federal income tax deduction equal to the amount of ordinary income realized by the participant.

No taxable income is recognized upon the grant of a SAR. Upon the exercise of a SAR, the participant will recognize as ordinary income the amount of any cash received, plus the fair market value of any stock acquired in settlement of the SAR (less any amount required to be paid for the SAR). The Company will receive a federal income tax deduction equal to the amount of ordinary income realized by the participant.

Market Price of the Company's Common Stock. The closing price of the Company's common stock as reported on the New York Stock Exchange composite transactions listing for February 25, 2000 was $21.1875 per share.

The Board of Directors recommends that you vote "FOR" Item 3.

ITEM 4 -- APPROVAL OF THE KEY MANAGEMENT LONG-TERM INCENTIVE PLAN

The Board of Directors has adopted the Equifax Inc. Key Management Long-Term Incentive Plan and directed that it be submitted to the Company's shareholders for approval. The purpose of the plan is to provide long-term incentive compensation to officers and other key management personnel who make substantial contributions to the success of the Company, and to assist in attracting and retaining the highest quality individuals in key executive positions. The plan will become effective only upon the approval of the Company's shareholders. If the shareholders approve the plan, it will permit the Company to qualify for a tax deduction for any compensation paid under this plan.

Summary Description of the Plan. The following summary of the Key Management Long-Term Incentive Plan is qualified by reference to the text of the plan, which is attached as Appendix B.

Plan Administration. If approved by the shareholders, the Key Management Long-Term Incentive Plan would be administered by the Compensation and Human Resources Committee of the Board of Directors (the "Committee"). The Committee may amend, suspend or terminate the plan as long as such action does not adversely affect any award that is already outstanding under the plan. No awards may be granted under the plan after the tenth anniversary of shareholder approval of the plan.

Eligibility. The Committee is authorized in its discretion to grant awards under the plan to any elected officers and other key management personnel of the Company and its subsidiaries. Because the number of elected officers may change, and because the selection of additional participants is discretionary, it is not possible to determine the exact number of individuals who will be eligible for awards under the plan. However, the Company expects that this number of eligible individuals would represent substantially less than one percent of the Company's 12,700 employees.

Determination of Benefits. The Committee will determine the amount of each award and will establish performance goals that will form the basis for each award. These performance goals will be based on the achievement of one or more management objectives that are specified at the commencement of the award measurement period. These management objectives will consist of specified levels of, or growth in, one or more of the following areas: earnings per share, economic value added, revenue, operating profit, net income, total return to shareholders, cash flow/net assets ratio, debt/capital ratio, return on total capital, return on equity and common stock price. Management objectives may be company-wide or objectives related to a specific division, subsidiary, affiliate, department, region or function in which the participant is employed. The relevant measurement period may consist of a single year, a number of years or an average over stated years. A portion or all of each award will be forfeited and cancelled if the management objective for the measurement period is not equal to the goal stated in the award. Further, the Committee has the discretion to reduce the amount of any award that would otherwise be payable, or to determine that no portion of the award will be paid, but the Committee may not increase the amount of any award.

Payment of Awards. Payment of the award will be made to the participant if the specified performance goals were met or exceeded for the relevant measurement period. If the specified performance goals are not met, the employment of the participant is terminated or the status of the employee changes such that the employee is no longer eligible to participate in the plan, then the award will be forfeited and cancelled, either in whole or in part. In an award, the Committee may provide the participant with the right to elect (subject to the approval of the Committee) to surrender his right to receive cash in payment of an award in exchange for the right to receive an equity interest in Company stock in the form of stock options to purchase Company stock, restricted shares of Company stock, or any other equity interest determined by the Committee. Any such equity interest would be issued by the Committee on its own action or pursuant to the Equifax Inc. 2000 Stock Incentive Plan. If the participant terminates employment with the Company prior to the end of the measurement period as the result of the participant's death, disability, or retirement, the Committee may waive the requirement of continued employment described above. In that case, the Committee has the discretion to award a portion of the award pro rata in proportion to the length of service during the measurement period.

Change in Control. If there is a "change in control" of the Company during any measurement period, then the participant will be entitled to receive an amount in cash equal to (i) the target payment if the change in control occurs during the first measurement year, or (ii) 150% of the target payment under the award if the change in control occurs after the first year (but no less than the projected payout determined on the effective date of the change in control if the change in control occurs during the last three months of the measurement period). For purposes of this plan, a "change in control" has a meaning that is substantially identical to the definition contained in several of the Company's compensation plans and programs, including the Company's Non-Employee Director Stock Option Plan, and the Change in Control Agreements described on page 11 of this proxy statement.

Limitation of Benefits. Under the plan, no individual will be entitled to receive payments in any calendar year, pursuant to awards granted by the Company in any calendar year, exceeding $5 million. For this purpose, payments include cash and any equity opportunity elected by the individual in lieu of cash, valued as of the date the Company grants the award. An individual may not transfer his or her interest in an award.

New Plan Benefits.

The amounts that were awarded to the Company's Chief Executive Officer and the other Named Executive Officers under the Key Management Long-Term Incentive Plan and to other persons participating in the plan are as follows:

                                            Dollar Value ($) of
Name and Position                               Award(/1/)
-----------------                      -----------------------------
                                       Threshold  Target    Maximum
                                       --------- --------- ---------
Thomas F. Chapman                        250,000   500,000 1,000,000
                                         600,000 1,200,000 2,400,000

Lee A. Kennedy                           125,000   250,000   500,000
                                         300,000   600,000 1,200,000

Larry J. Towe                             75,000   150,000   300,000
                                         200,000   400,000   800,000

C. Richard Crutchfield                    50,000   100,000   200,000
                                         150,000   300,000   600,000

William R. Phinney                        50,000   100,000   200,000
                                         150,000   300,000   600,000

Executive Group (including the above)    975,000 1,950,000 3,900,000
                                       2,450,000 4,900,000 9,800,000

Non-Executive Director Group                   0         0         0

Non Executive Officer Employee Group           0         0         0

--------
(/1/)The first row represents awards for the period January 2000 through June
     2001. The second row represents awards for calendar years 2000 through 2002.

These awards will become effective only upon the approval of the plan by the Company's shareholders.

Federal Income Tax Consequences to the Company and the Participants. Under present federal income tax law, participants will realize ordinary income equal to the amount of payment received pursuant to an award received in the year of receipt. The Company will receive a deduction for any amounts constituting ordinary income to the participant as long as the plan continues to satisfy the requirements of Section 162(m) of the Internal Revenue Code, which limits this tax deduction to $1 million for the named Executive Officers of the Company unless certain requirements are met. One of the requirements of
Section 162(m) is that the Company's shareholders approve the Plan, as is being requested in this Proxy Statement.

The Board of Directors recommends that you vote "FOR" Item 4.

                             SHAREHOLDER PROPOSALS

The deadline for shareholder proposals to be included in the proxy materials for next year's annual meeting is November 24, 2000. Any shareholder proposals that a shareholder intends to present at next year's annual meeting other than through inclusion in the proxy materials must also be received no later than February 7, 2001, or else proxies may be voted on such proposals at the discretion of the person or persons holding those proxies.

                            HOW WE SOLICIT PROXIES

Equifax pays the cost of soliciting proxies. We are paying Morrow & Co., Inc. a fee of $6,500, plus expenses, to help with the solicitation. We will also reimburse brokers, nominees, fiduciaries and other custodians for their reasonable fees and expenses for sending these materials to you and getting your voting instructions. In addition to this mailing, Equifax employees may solicit proxies in person, by telephone, facsimile transmission or electronically.

                                 ANNUAL REPORT

With this booklet, we are sending you Equifax's 1999 Annual Report, including consolidated financial statements.

                                   QUESTIONS

If you have questions or need more information about the annual meeting, write to:

                       Marietta Edmunds Zakas, Secretary
                                  Equifax Inc.
                                 P.O. Box 4081
                             Atlanta, Georgia 30302

                                 OTHER BUSINESS

We do not expect any business to come up for shareholder vote other than the items described in this proxy statement. If other business is properly raised, your proxy card authorizes the people named as proxies to vote as they think best.

                                     By Order of the Board of Directors,
                           /s/ Marietta Edmunds Zakas
                                     Marietta Edmunds Zakas
                                     Secretary

Atlanta, Georgia
March 24, 2000

                                   APPENDIX A
                           2000 STOCK INCENTIVE PLAN

                                   APPENDIX B
                       KEY MANAGEMENT LONG INCENTIVE PLAN

                                 EQUIFAX INC.

                           2000 Stock Incentive Plan

1. Purpose. The purpose of the 2000 Stock Incentive Plan is to attract and retain directors, officers and other key employees for Equifax Inc., a Georgia corporation and its Subsidiaries and to provide those persons with incentives and rewards for superior performance.

2. Definitions. As used in this Plan,

"Appreciation Right" means a right granted pursuant to Section 5 of this Plan, and shall include both Tandem Appreciation Rights and Free-Standing Appreciation Rights.

"Base Price" means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right and a Tandem Appreciation Right.

"Board" means the Board of Directors of Equifax Inc.

"Change in Control" shall have the meaning provided in Section 11 of this Plan.

"Code" means the Internal Revenue Code of 1986, as amended from time to time.

"Committee" means the Equifax Inc. Compensation and Human Resources Committee of the Board, or any successor committee to which the responsibilities of that Committee are assigned.

"Common Shares" means the Common Shares, par value $1.25 per share, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 10 of this Plan.

"Company" means Equifax Inc., a Georgia corporation.

"Covered Employee" means a Participant who is, or is determined by the Board to be likely to become, a "covered employee" within the meaning of Section 162(m) of the Code (or any successor provision).

"Date of Grant" means the date specified by the Board on which a grant of Option Rights or Appreciation Rights, or a grant or sale of Restricted Shares or Deferred Shares shall become effective (which date shall not be earlier than the date on which the Board takes action with respect thereto).

"Deferral Period" means the period of time during which Deferred Shares are subject to deferral limitations under Section 7 of this Plan.

"Deferred Shares" means an award made pursuant to Section 7 of this Plan of the right to receive Common Shares at the end of a specified Deferral Period.

"Director" means a member of the Board of Directors of the Company.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time, including any successor statutes of similar intent.

"Free-Standing Appreciation Right" means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option Right.

"Immediate Family" has the meaning ascribed thereto in Rule 16a-1(e) under the Exchange Act (or any successor rule to the same effect).

"Incentive Stock Options" means Option Rights that are intended to qualify as "incentive stock options" under Section 422 of the Code or any successor provision.

"Management Objectives" means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Option Rights, Appreciation Rights, Restricted Shares and dividend credits pursuant to this Plan, which are subject to the achievement of Management Objectives. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of other corporations. The Management Objectives applicable to any award to a Covered Employee shall be based on specified levels of, or growth in, one or more of the following criteria, as determined for a single year, or cumulatively for a stated number of years, or as an average over a stated number of years, or otherwise as determined by the Committee at the time the Management Objective is established:

   1. earnings per share;

   2. economic value added;

   3. revenue;

   4. operating profit;

   5. net income;

   6. total return to shareholders;

   7. cash flow/net assets ratio;

   8. debt/capital ratio;

   9. return on total capital;

  10. return on equity; and

  11. common stock price.

If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under
Section 162(m) of the Code. In such case, the Committee shall not make any modification of the Management Objectives or minimum acceptable level of achievement unless the Committee specifically acknowledges that effect.

"Market Value per Share" means, (i) the closing sale price per Common Share as reported on the principal exchange on which Common shares are then trading, if any, or, if applicable, the NASDAQ National Market System, on the Date of Grant, or if there are no sales on such day, on the next preceding trading day during which a sale occurred, or (ii) if clause (i) does not apply, the fair market value of the Common Shares as determined by the Board.

"Non-Employee Director" means a Director who is not an employee of the Company or any Subsidiary.

"Optionee" means the optionee named in an agreement evidencing an outstanding Option Right.

"Option Price" means the purchase price payable on exercise of an Option
Right.

"Option Right" means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 or Section 8 of this Plan.

"Participant" means a person who is selected by the Committee to receive benefits under this Plan and who is at the time an officer, or other key employee of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities within 60 days of the Date of Grant, and shall also include each Non-Employee Director who receives an award of Option Rights or Restricted Shares.

"Plan" means this Equifax Inc. 2000 Stock Incentive Plan, as it may be amended from time to time.

"Reload Option Rights" means additional Option Rights granted automatically to an Optionee upon the exercise of Option Rights pursuant to Section 4(f) of this Plan.

"Restricted Shares" means Common Shares granted or sold pursuant to Section 6 or Section 8 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in Section 6 has expired.

"Rule 16b-3" means Rule 16b-3 under the Exchange Act (or any successor rule to the same effect) as in effect from time to time.

"Spread" means the excess of the Market Value per Share on the date when an Appreciation Right is exercised, or on the date when Option Rights are surrendered in payment of the Option Price of other Option Rights, over the Option Price or Base Price provided for in the related Option Right or Free-Standing Appreciation Right, respectively.

"Subsidiary" means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company, except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, "Subsidiary" means any corporation in which, at the time of the grant, the Company owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

"Tandem Appreciation Right" means an Appreciation Right granted pursuant to
Section 5 of this Plan that is granted in tandem with an Option Right.

"Voting Power" means at any time, the total votes relating to the then-outstanding securities entitled to vote generally in the election of Directors.

3. Shares Available Under the Plan. (a) Subject to adjustment as provided in
Section 3(b) and Section 10 of this Plan, the number of Common Shares that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Shares and released from substantial risks of forfeiture thereof, (iii) as Deferred Shares, (iv) as awards to Non-Employee Directors or in payment of dividend equivalents paid with respect to awards made under the Plan shall not exceed in the aggregate 1,500,000 Common Shares, plus any shares described in Section 3(b). Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(b) The number of shares available in Section 3(a) above shall be adjusted to account for shares relating to awards that expire, are forfeited or are transferred, surrendered or relinquished upon the payment of any Option Price by the transfer to the Company of Common Shares or upon satisfaction of any withholding amount. Upon payment in cash of the benefit provided by any award granted under this Plan, any shares that were covered by that award shall again be available for issue or transfer hereunder. In addition to these adjustments, commencing on January 1, 2001, and on each January 1, thereafter ending on January 1, 2007, an additional number of Common Shares shall be added to the total available under Section 3(a), equal to one percent (1%) of the number of Common Shares issued and outstanding on that date.

(c) Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 10 of this Plan, the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options shall not exceed 1,000,000 Common Shares per year for each calendar year or portion thereof in which this Plan exists prior to the date determined according to Section 17, and Incentive Stock Options shall not be issued for more than 1,000,000 Common Shares during any such year. No Participant shall be granted Option Rights and Appreciation Rights, in the aggregate, for more than 750,000 Common Shares during any period of one calendar year; the number of shares issued as Restricted Shares shall not in the aggregate exceed 500,000 Common Shares; and no Non-Employee Director shall be granted Option Rights, Appreciation Rights and Restricted Shares, in the aggregate, for more than 100,000 Common Shares during any calendar year.

4. Option Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase Common Shares. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements contained in the following provisions:

  (a) Each grant shall specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this plan.

  (b) Each grant shall specify an Option Price per share, which may not be less than the Market Value per Share on the Date of Grant.

  (c) Each grant shall specify whether the Option Price shall be payable (i) in cash or by check acceptable to the Company, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee for at least 6 months (or other consideration authorized pursuant to Section 4(d)) having a value at the time of exercise equal to the total Option Price, or (iii) by a combination of such methods of payment.

  (d) The Committee may determine, at or after the Date of Grant, that payment of the Option Price of any Option Right (other than an Incentive Stock Option) may also be made in whole or in part in the form of Restricted Shares or other Common Shares that are forfeitable or subject to restrictions on transfer, Deferred Shares, (based, in each case, on the Market Value per Share on the date of exercise), or other Option Rights (based on the Spread on the date of exercise). Unless otherwise determined by the Committee at or after the Date of Grant, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this Section 4(d), the Common Shares received upon the exercise of the Option Rights shall be subject to such risks of forfeiture or restrictions on transfer as may correspond to any that apply to the consideration surrendered, but only to the extent, determined with respect to the consideration surrendered, of (i) the number of shares, or (ii) the Spread of any unexercisable portion of Option Rights.

  (e) Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

  (f) Any grant may, at or after the Date of Grant, provide for the automatic grant of Reload Option Rights to an Optionee upon the exercise of Option Rights (including Reload Option Rights) using Common Shares or other consideration specified in Section 4(d). Reload Option Rights shall cover up to the number of Common Shares, Deferred Shares, or Option Rights surrendered to the Company upon any such exercise in payment of the Option Price or to meet any withholding obligations. Reload Options may not have an Option Price that is less than the applicable Market Value per Share at the time of exercise and shall be on such other terms as may be specified by the Committee, which may be the same as or different from those of the original Option Rights.

  (g) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

  (h) Each grant shall specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable and may provide for the earlier exercise of such Option Rights in the event of a Change in Control.

  (i) Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

  (j) Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing.

  (k) The Committee may, at or after the Date of Grant of any Option Rights (other than Incentive Stock Options), provide for the payment of dividend equivalents to the Optionee on either a current or deferred or contingent basis or may provide that such equivalents shall be credited against the Option Price.

  (l) The exercise of an Option Right shall result in the cancellation on a share-for-share basis of any Tandem Appreciation Right authorized under
  Section 5 of this Plan.

  (m) No Option Right shall be exercisable more than 10 years from the Date of Grant.

  (n) Each grant of Option Rights shall be evidenced by an agreement or other written notice from the Company by an officer and delivered to the Optionee and containing such terms and provisions, consistent with this Plan, as the Committee may approve.

5. Appreciation Rights. (a) The Committee may authorize the granting (i) to any Optionee, of Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Participant, of Free-Standing Appreciation Rights. A Tandem Appreciation Right shall be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount determined by the Board, which shall be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. A Free-Standing Appreciation Right shall be a right of the Participant to receive from the Company an amount determined by the Committee, which shall be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

(b) Each grant of Appreciation Rights may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

  (i) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Committee the right to elect among those alternatives.

  (ii) Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Committee at the Date of Grant.

  (iii) Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

  (iv) Any grant may specify that such Appreciation Right may be exercised only in the event of, or earlier in the event of, a Change in Control.

  (v) Any grant may provide for the payment to the Participant of dividend equivalents thereon in cash or Common Shares on a current, deferred or contingent basis.

  (vi) Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Rights.

  (vii) Each grant of Appreciation Rights shall be evidenced by an agreement executed on behalf of the Company by an officer and delivered to and accepted by the Participant, which agreement shall describe such Appreciation Rights, identify the related Option Rights (if applicable), state that such Appreciation Rights are subject to all the terms and conditions of this Plan, and contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

(c) Any grant of Tandem Appreciation Rights shall provide that such Rights may be exercised only at a time when the related Option Right is also exercisable and at a time when the Spread is positive, and by surrender of the related Option Right for cancellation.

(d) Regarding Free-standing Appreciation Rights only:

  (i) Each grant shall specify in respect of each Free-standing Appreciation Right a Base Price, which shall be equal to or greater than the Market Value per Share on the Date of Grant;

  (ii) Successive grants may be made to the same Participant regardless of whether any Free-standing Appreciation Rights previously granted to the Participant remain unexercised; and

  (iii) No Free-standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

6. Restricted Shares. The Committee may also authorize the grant or sale of Restricted Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

  (a) Each such grant or sale shall constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

  (b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than Market Value per Share at the Date of Grant.

  (c) Each such grant or sale shall provide that the Restricted Shares covered by such grant or sale shall be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period of not less than two years to be determined by the Committee at the Date of Grant and may provide for the earlier lapse of such substantial risk of forfeiture in the event of a Change in Control.

  (d) Each such grant or sale shall provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Board at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

  (e) Any grant of Restricted Shares may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such shares. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Shares on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

  (f) Any grant or sale of Restricted Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares, which may be Subject to the same restrictions as the underlying award.

  (g) Each grant or sale of Restricted Shares shall be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant and shall contain such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee, all certificates representing Restricted Shares shall be held in custody by the Company until all restrictions thereon shall have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares.

7. Deferred Shares. The Committee may also authorize the granting or sale of Deferred Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the requirements contained in the following provisions:

  (a) Each such grant or sale shall constitute the agreement by the Company to deliver Common Shares to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Deferral Period as the Committee may specify.

  (b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

  (c) Each such grant or sale shall be subject to a Deferral Period of not less than one year, as determined by the Committee at the Date of Grant, and may provide for the earlier lapse or other modification of such Deferral Period in the event of a Change in Control.

  (d) During the Deferral Period, the Participant shall have no right to transfer any rights under his or her award and shall have no rights of ownership in the Deferred Shares and shall have no right to vote them, but the Committee may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Shares on either a current or deferred or contingent basis, either in cash or in additional Common Shares.

  (e) Each grant or sale of Deferred Shares shall be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant and shall contain such terms and provisions, consistent with this Plan, as the Committee may approve.

8. Awards to Non-Employee Directors. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Non-Employee Directors of Option Rights and may also authorize the grant or sale of Restricted Shares to Non-Employee Directors.

(a) Each grant of Option Rights awarded pursuant to this Section 8 shall be upon terms and conditions consistent with Section 4 of this Plan and shall be evidenced by an agreement in such form as shall be approved by the Committee. Each grant shall specify an Option Price per share, which shall not be less than the Market Value per Share on the Date of Grant. Each such Option Right granted under the Plan shall expire not more than 10 years from the Date of Grant and shall be subject to earlier termination as hereinafter provided. Unless otherwise determined by the Committee, such Option Rights shall be subject to the following additional terms and conditions:

  (i) Each grant shall specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this plan.

  (ii) In the event of the death or disability of the holder of any such Option Rights, each of the then outstanding vested Option Rights of such holder may be exercised at any time within a stated period after such death or disability, as provided in the grant, but in no event after the expiration date of the term of such Option Rights.

  (iii) If a Non-Employee Director subsequently becomes an employee of the Company or a Subsidiary while remaining a member of the Board, any Option Rights held under the Plan by such individual at the time of such commencement of employment shall not be affected thereby.

  (iv) Option Rights may be exercised by a Non-Employee Director only upon payment to the Company in full of the Option Price of the Common Shares to be delivered. Such payment shall be made in cash or in Common Shares then owned by the optionee for at least six months, or in a combination of cash and such Common Shares.

  (v) Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

(b) Each grant or sale of Restricted Shares pursuant to this Section 8 shall be upon terms and conditions consistent with Section 6 of this Plan.

9. Transferability. (a) Except as otherwise determined by the Committee, no Option Right, Appreciation Right or other derivative security granted under the Plan shall be transferable by a Participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights shall be exercisable during the Optionee's lifetime only by him or her or by his or her guardian or legal representative.

(b) The Committee may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, or upon the termination of the Deferral Period applicable to Deferred Shares or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in
Section 6 of this Plan, shall be subject to further restrictions on transfer.

(c) Notwithstanding the provisions of Section 9(a), the Committee may provide that any grant of Option Rights (other than Incentive Stock Options), Appreciation Rights, Restricted Shares, and Deferred Shares shall be transferable by a Participant, without payment of consideration therefor by the transferee, to any one or more members of the Participant's Immediate Family (or to one or more trusts established solely for the benefit of one or more members of the Participant's Immediate Family or to one or more partnerships in which the only partners are members of the Participant's Immediate Family); provided, however, that (i) no such transfer shall be effective unless reasonable prior notice thereof is delivered to the Company and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by the Company or the Board and (ii) any such transferee shall be subject to the same terms and conditions hereunder as the Participant.

10. Adjustments. The Committee may make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights, Appreciation Rights and Deferred Shares granted hereunder, and in the Option Price and Base Price, and in the kind of shares covered thereby, as the Committee, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Committee may also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 10; provided, however, that any such adjustment to the number specified in
Section 3(c)(i) shall be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail so to qualify, and the Committee may take into consideration, as to any award subject to a proposed adjustment, the potential adverse effect thereof under applicable tax or other laws, and may adjust such awards inconsistently as a consequence of those effects.

11. Change in Control. For purposes of this Plan, except as may be otherwise prescribed by the Committee in an agreement evidencing a grant or award made under the Plan, a "Change in Control" shall mean if at any time any of the following events shall have occurred:

  (a) Voting Stock Accumulations. The accumulation by any Person of Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Company's Voting Stock; provided that for purposes of this
  Section 11(a), a Change in Control will not be deemed to have occurred if the accumulation of twenty percent (20%) or more of the voting power of the Company's Voting Stock results from any acquisition of Voting Stock (i) directly from the Company that is approved by the Incumbent Board, (ii) by the Company, (iii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (d) by any Person pursuant to a Business Combination that complies with clauses (i), (ii) and (iii) of Section 11(b); or

  (b) Business Combinations. Consummation of a Business Combination, unless, immediately following that Business Combination, (i) all or substantially all of the Persons who were the beneficial owners of Voting Stock of the Company immediately prior to that Business Combination beneficially own, directly or indirectly, more than sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of Directors of the entity resulting from that Business Combination (including, without limitation, an entity that as a result of that transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to that Business Combination, of the Voting Stock of the Company, (ii) no Person (other than the Company, that entity resulting from that Business Combination, or any employee benefit plan (or related trust) sponsored or maintained by the Company, any Eighty Percent (80%) Subsidiary or that entity resulting from that Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of the then outstanding shares of common stock of the entity resulting from that Business Combination or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of that entity, and (iii) at least a majority of the members of the Board of Directors of the entity resulting from that Business Combination were members of the Incumbent Board at the time of the action of the Board of Directors providing for that Business Combination; or

  (c) Sale of Assets. A sale or other disposition of all or substantially all of the assets of the Company; or

  (d) Liquidations or Dissolutions. Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that complies with clauses (i), (ii) and
  (iii) of Section 11(b).

For purposes of this Section 11, the following definitions will apply:

  "Beneficial Ownership" means beneficial ownership as that term is used in Rule 13d-3 promulgated under the Exchange Act.

  "Business Combination" means a reorganization, merger or consolidation of the Company.

  "Eighty Percent (80%) Subsidiary" means an entity in which the Company directly or indirectly beneficially owns eighty percent (80%) or more of the outstanding Voting Stock.

  "Exchange Act" means the Securities Exchange Act of 1934, including amendments, or successor statutes of similar intent.

  "Incumbent Board" means a Board of Directors at least a majority of whom consist of individuals who either are (a) members of the Company's Board of Directors as of January 1, 2000, or (b) members who become members of the Company's Board of Directors subsequent to January 1, 2000, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds ( 2/3) of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which that person is named as a nominee for director, without objection to that nomination), but excluding, for that purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors.

  "Person" means any individual, entity or group (within the meaning of Section 13(d)(3) or 14 (d)(2) of the Exchange Act).

  "Voting Stock" means the then outstanding securities of an entity entitled to vote generally in the election of members of that entity's Board.

12. Fractional Shares. The Company shall not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

13. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. The Company and a Participant or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

14. Foreign Employees. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

15. Administration of the Plan. (a) This Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the action of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the Committee.

(b) The Committee, in its discretion, may delegate to one or more officers of the Company, all or part of the Committee's authority and duties with respect to Participants who are not subject to the reporting and other provisions of
Section 16 of the Exchange Act or any successor rule to the same effect. In the event of such delegation, and as to matters encompassed by the delegation, references in the Plan to the Committee shall be interpreted as a reference to the Committee's delegate or delegates. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee's delegate or delegates that were consistent with the terms of the Plan.

(c) The interpretation and construction by the Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Shares, or Deferred Shares, and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document shall be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith.

16. Amendments, Etc. (a) The Committee may at any time and from time to time amend the Plan in whole or in part; provided, however, that any amendment which must be approved by the shareholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Shares are traded or quoted, shall not be effective unless and until such approval has been obtained. Presentation of this Plan or any amendment hereof for shareholder approval shall not be construed to limit the Company's authority to offer similar or dissimilar benefits under other plans without shareholder approval. No amendment shall, without a Participant's consent, adversely affect any rights of any Participant with respect to any award outstanding at the time such amendment is made. No amendment to this Plan shall become effective until shareholder approval is obtained if (i) the amendment increases the aggregate number of Common Shares that may be issued under the Plan, (ii) the amendment changes the class of individuals eligible to become Participants, or (iii) the amendment extends the duration of the Plan.

(b) The Committee shall not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option Right to reduce the Option Price. Furthermore, no Option Right shall be canceled and replaced with awards having a lower Option Price without further approval of the shareholders of the Company. This Section 16(b) is intended to prohibit the repricing of "underwater" Option Rights and shall not be construed to prohibit the adjustments provided for in Section 10 of this Plan.

(c) The Committee also may permit Participants to elect to defer the issuance of Common Shares or the settlement of awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

(d) The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(e) In case of termination of employment by reason of death, disability or normal or early retirement, or in the case of hardship or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Deferred Shares as to which the Deferral Period has not been completed, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 9(b) of this Plan, the Committee may, in its sole discretion, accelerate the time at which such Option Right or Appreciation Right may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Deferral Period will end or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

(f) This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant's employment or other service at any time.

(g) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision shall be null and void with respect to such Option Right. Such provision, however, shall remain in effect for other Option Rights and there shall be no further effect on any provision of this Plan.

17. Termination. No grant shall be made under this Plan more than 10 years after the date on which this Plan is first approved by the shareholders of the Company, but all grants made on or prior to such date shall continue in effect thereafter subject to the terms thereof and of this Plan. The Committee may terminate the Plan at any time.

18. United Kingdom Awards.

(a) UK Provisions. The terms and conditions used in this Section 18 shall apply exclusively to Participants who are resident in the United Kingdom ("UK Participants") and shall not apply to Participants residing anywhere else.

(b) Overriding nature. The Plan terms and conditions shall govern all Option Rights granted to Optionholders, subject to the modifications set out in this
Section 18. If the provisions contained in this Section 18 conflict with those contained in other Sections of the Plan, the provisions set forth in this
Section 18 shall, subject to Section 18 (y), govern as they relate to Option Rights granted to Optionholders.

(c) Interpretation. The following definitions shall apply in this Section 18:

  "Appropriate Period" has the meaning given in Paragraph 15 (2) of Schedule
  9;

  "Associated Company" has the meaning given in section 187 (2) of the Taxes
  Act;

  "Control" has the meaning given by section 187 (2) of the Taxes Act;

  "Date of UK Grant" means, in relation to any Option Rights, the date upon which the Committee resolves to grant the Option Rights;

  "Employee" means a UK Participant who is an employee of any Group Company and any director of any Group Company, who is required to devote not less than 25 hours per week (exclusive of meal breaks) to his duties to the Group;

  "Group" means the Company and any companies of which the Company has Control and "Group Company" means any such Company;

  "Market Value" has the meaning given in part VIII of the Taxation of Chargeable Gains Act 1992;

  "Optionholder" means the holder of an Option Right granted subject to the terms and conditions contained in this Section 18. A person shall not, however, be an Optionholder in relation to Option Rights which are restricted in whole or in part under Section 18 (y);

  "Schedule 9" means Schedule 9 to the Taxes Act;

  "Shares" means Common Shares satisfying the conditions specified in paragraphs 10-14 (inclusive) of Schedule 9;

  "Taxes Act" means the UK Income and Corporation Taxes Act 1988;

(d) Statutory interpretation. Where the context so admits, any reference in this Section 18:

  (i) to the singular number shall be construed as if it referred also to the plural number and vice versa;

  (ii) to the masculine gender shall be construed as though it referred also to the feminine gender;

  (iii) to a statute or statutory provision as for the time being amended or reenacted; and

  (iv) to the Act or any provision of the Act shall be construed as including a reference to the Act or provision repealed by and corresponding to the Act.

(e) Eligibility. Subject to the following provisions of this Section 18, the Committee may grant Option Rights to any Employee in any case where the Committee so determines provided that no Option Right shall be granted to any Employee unless the company by which that Employee is employed has first been nominated by the Committee to participate in the Plan.

(f) Restrictions on eligibility. The Committee may not grant an Option Right to any individual who is not an Employee at the Date of UK Grant or who is otherwise required by paragraph 8 of Schedule 9 to be precluded from having an Option Right granted to him on that date.

(g) Limit on individual grants. Irrespective of the number of Shares over which an Option Right is expressed to have been granted, an Option Right shall take effect and, if necessary, be limited, so that the total Market Value of the Shares which the Optionholder may acquire on the exercise of all Approved Options held by him shall not exceed the amount specified in paragraph 28 of
Schedule 9 (which is, currently, (Pounds)30,000). For this purpose "Approved Options" shall include all options granted under a share option scheme approved by the United Kingdom Board of the Inland Revenue under Schedule 9 and established by the Company or any Associated Company of the Company but excluding any savings related share option scheme.

(h) Restriction on exercises for certain people. An Optionholder may not exercise an Option Right at the time when he must be precluded from doing so in order to satisfy the requirements of paragraph 8 of Schedule 9 and neither may the personal representatives of an Optionholder exercise such an option if, in order to satisfy those requirements, he was so precluded at the date of his death.

(i) Restrictions on types of shares. The Committee may not grant an Option Right over Shares which do not satisfy the conditions in paragraphs 10-14 (inclusive) of Schedule 9. An Optionholder may not exercise an Option Right if the Shares to be delivered would not satisfy the conditions of paragraphs 10-14 (inclusive) of Schedule 9.

(j) Option agreements. Where the Committee determines to grant an Option Right to a UK Participant, the UK Participant shall enter into an agreement as referred to in section 4 (n) of the Plan within thirty (30) days of such determination failing which the Option Rights will be deemed not to have been granted.

(k) Inland Revenue approval of option agreements. The Committee shall ensure that the provisions of any such agreements evidencing option grants are approved in advance by the United Kingdom Board of the Inland Revenue and no amendment or adjustment shall be made to such agreements after option grants which they evidence have been granted.

(l) Performance Conditions. The Committee may grant an Option Right on the terms that it shall be subject to additional objective conditions. Such conditions must be set out in the option agreement. If the conditions are or include a performance target, then upon the occurrence of such event or events as a result of which the Committee considers it fair and reasonable to adjust the performance target, the Committee may vary the performance target provided that the effect of such variation is not to make the target more onerous.

(m) Market Value of Shares. The Market Value of Shares over which an Option Grant has been or is to be granted shall be calculated at the time or times as may have been agreed by the United Kingdom Board of Inland Revenue pursuant to paragraph 29 of Schedule 9 and, where relevant, shall be converted into sterling at the rate of exchange ruling in London after about 11am at such time or times. The Option Price shall not be manifestly less than the Market Value of the Shares over which an Option Right is to be exercised as shall be determined at the Date of UK Grant or such earlier date as may be agreed in writing with the United Kingdom Board of the Inland Revenue.

(n) Latest date for exercise. The last date for the exercise of an Option Right shall be determined by the Committee but shall not, except where Section 18 (q) below applies, be later than the date preceding the 10th anniversary of the Date of UK Grant.

(o) Date of exercise. The date or dates after which an Option Right may be exercised in whole or in part shall be determined at the Date of UK Grant and shall not be altered thereafter.

(p) Exercise restrictions. An Option Right may only be exercised by the Optionholder or his legal personal representatives and accordingly where an Optionholder transfers, assigns, charges, encumbers or otherwise alienates his Option Right or creates in favor of any third party any interest therein or, in any case, attempts so to do or is adjudicated bankrupt, that Option Right shall lapse.

(q) Death of Optionholder. The personal representatives of an Optionholder may not exercise his Option Right more than twelve months after the date of the Optionholder's death.

(r) Currency of exercise. The payment upon the exercise of an Option Right may only be made in cash in US dollars.

(s) Delivery restrictions. Unless prohibited by federal tax laws and regulations or the rules of any domestic stock exchange on which Shares may be listed, Shares shall be delivered upon the exercise of an Option Right within 30 days of the exercise of the Option Right and any new shares issued shall rank pari passu in all respects with any other shares of the same class in issue save as regards any rights attaching to shares by reference to a record date prior to the date of issue.

(t) No restrictions on Shares. The Committee shall not impose any restrictions and conditions on the disposition of Shares delivered upon the exercise of an Option Right.

(u) Takeovers. If any company ("the Acquiring Company") obtains Control of the Company as a result of a general offer to acquire all the Shares not owned by it or any person acting in concert with it or by virtue of a compromise or arrangement sanctioned by the court under section 425 of the UK Companies Act 1985 or becomes bound or entitled to acquire Shares under sections 428 to 430 of that act then an Optionholder may at any time within the Appropriate Period with the agreement of the Acquiring Company release any Option Right in consideration of the grant to him of rights ("New Option") which satisfy the following conditions:

  (i) the New Option shall be over shares in the Acquiring Company or another company which satisfies paragraph (b) or (c) of Paragraph 10 of Schedule 9 in relation to the Acquiring Company and shall otherwise satisfy the conditions specified in paragraphs 10 to 14 inclusive of Schedule 9;

  (ii) the New Option shall be a right to acquire such number of such shares in the Acquiring Company (or such other company) as shall have immediately after the grant of the New Option an aggregate market value equal to the aggregate market value of the Shares subject to the Option Right immediately before its release;

  (iii) the New Option shall have an Option Price such that the aggregate price payable on its exercise in full shall equal the aggregate price which would have been payable on exercise in full of the Option Right; and

  (iv) the New Option shall be otherwise identical in terms to the Option
  Right.

The New Option shall be deemed for all purposes to have been granted at the same time as the released Option Right and the Plan and this Section 18 shall apply to the New Option so that "Company" shall mean the company over whose share capital the New Option is granted and "Shares" shall mean shares in that company.

(v) Adjustments. The Committee may adjust, in such manner as it deems appropriate and the United Kingdom Board of Inland Revenue shall approve, the class and number of shares covered by an Option Right and the Option Price of the Option Right only in the event of any capitalization or rights issue by the Company, or any consolidation, subdivision or reduction of its share capital.

(w) Appreciation Rights and Restricted Shares. The Committee shall not grant Option Rights, comprising Appreciation Rights or Restricted Shares to UK Participants. Where an Option Right is granted to an Optionholder, a corresponding Tandem Appreciation Right shall not be granted in relation to the Option Right.

(x) Amendments. No amendments to the provisions of this Section 18 shall have effect unless such amendment has been approved by the United Kingdom Board of the Inland Revenue. No amendments to the provision of the Plan shall have effect in relation to Option Rights granted to Optionholders unless such amendments have been approved by the United Kingdom Board of Inland Revenue.

(y) Non-approved options. If the grant or exercise of any Option Right is inconsistent with the terms of this Section 18 or the provisions of Schedule 9, the Option Right shall in whole or in part be deemed to have been granted or exercised pursuant to the other Sections of this Plan. The UK Participant shall not be an Optionholder in respect of all or any of such Option Rights. In particular, any Option Right granted to a UK Participant under this Section 18 shall be limited to take effect so that the limits specified in Section 18
(g) are not exceeded. Any Option Rights in excess of those limits will be deemed to have been granted under the other sections of the Plan.

                                 EQUIFAX INC.

                    KEY MANAGEMENT LONG-TERM INCENTIVE PLAN

                           Effective January 1, 2000

                                   ARTICLE I

                                    Purpose

The purpose of the plan is to provide long-term incentive compensation to Eligible Executives of Equifax Inc. and/or its subsidiaries who make substantial contributions to the success of their employers, to provide a means for such Eligible Executives to participate in such success, and to assist in attracting and retaining the highest quality individuals in key executive positions. This plan, which is effective January 1, 2000, supersedes and replaces all long-term cash incentive plans previously adopted by the Company for such persons, except with respect to any awards made but not earned prior to January 1, 2000.

                                  ARTICLE II

                                  Definitions

The following words and phrases shall have the respective meanings set forth below (unless the context indicates otherwise).

(A) "Approval of Shareholders" shall mean the affirmative vote of the holders of at least a majority of the shares of common stock of the Company then outstanding.

(B) "Award" shall mean the stated cash amount(s) to which Participants will be entitled upon achievement of goals based on Management Objectives established at the time the Award is granted.

(C) "Committee" shall mean the Compensation and Human Resources Committee of the Company's Board of Directors, as the same from time to time may be constituted.

(D) "Common Stock" means the Common Stock, $1.25 par value per share, of the Company.

(E) "Company" shall mean Equifax Inc.

(F) "Eligible Executive" shall mean Equifax Inc. elected officers and any other key management personnel of Equifax Inc. or a subsidiary or division of Equifax Inc. as determined by the Committee, from time to time, including any officer who is a Director. An Eligible Executive shall not include an officer who is not a full-time employee, even though said officer is a Director, except that a person who was an Eligible Executive and a Director immediately prior to his retirement as an employee of the Company shall continue to be an Eligible Executive so long as he retains his position as an officer and Director.

(G) "Employer" shall mean Equifax Inc. or the subsidiary or affiliate by whom the Participant is employed at the time in question.

(H) "Management Objective" shall mean specified levels of, or growth in, one or more of the following criteria:

   (1) earnings per share;

   (2) economic value added;

   (3) revenue;

   (4) operating profit;

   (5) net income;

   (6) total return to shareholders;

   (7) cash flow/net assets ratio;

   (8) debt/capital ratio;

   (9) return on total capital;

  (10) return on equity; and

  (11) common stock price.

If the Committee makes an Award subject to a particular Management Objective, the Committee shall adopt or confirm a written definition of that Management Objective at the time of the Award. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to a specific division, subsidiary, Employer, department, region, or function in which the Participant is employed. Management Objectives may be made relative to the performance of other corporations.

(I) "Measurement Period:" Management Objectives may be calculated on the basis of a single year, cumulatively for a stated number of years, as an average over a stated number of years, or otherwise, as determined by the Committee at the time the Management Objective is established, which shall be the "Measurement Period."

(J) "Participant" means any Eligible Executive to whom an Award has been granted but not yet paid pursuant to this Plan.

(K) "Plan" means this Equifax Inc. Key Management Long-Term Incentive Plan.

                                  ARTICLE III

                                  Eligibility

All Eligible Executives, as determined by the Committee, from time to time, shall be eligible for participation in this Plan.

                                  ARTICLE IV

                          Selection of Participants,
                              Grant of Awards and
                            Administration of Plan

The Committee shall determine, from time to time, those officers who are to be granted Awards pursuant to Article V below. This Plan shall be administered by the Committee, and the Committee shall (1) construe and interpret the Plan, and (2) make such reasonable rules and regulations for the administration of the Plan as it deems advisable. Any determination by the Committee in administering, interpreting or construing the Plan in accordance with this Article shall be final, binding and conclusive for all purposes and upon all interested persons.

                                   ARTICLE V

                               Grants of Awards
                        Effective Date and Termination

Subject to the provisions below, the maximum Award granted to any Participant in any fiscal year of the Company shall not exceed $5,000,000. Subject to the approval of the shareholders of the Company, this Plan shall become effective for the year commencing January 1, 2000. No Awards may be granted under this Plan after the tenth (10th) anniversary of the approval of this Plan by the shareholders of the Company.

                                  ARTICLE VI

                          Right to Receive Cash Award
                         Conversion to Equity Interest

(A) Subject to the provisions of Article V, the Participant shall be entitled to receive the cash to which his Award entitles him as soon as practical after the end of the Measurement Period with respect to that Award; provided, however, that:

  (1) Each Award granted under the Plan shall be forfeited and canceled in all respects, and no cash shall be delivered or paid to the Participant thereof, in the event that:

    (a) The employment of the Participant by the Employer is terminated, either voluntarily or involuntarily, by the Employer or the Participant, for any reason whatsoever (subject to the provisions of Article VII hereof) prior to the end of the Measurement Period for that Award;

    (b) The employment status of the Participant has changed prior to the end of the Measurement Period for that Award so that the Participant is no longer an Eligible Executive; or

    (c) The Management Objective for the Measurement Period for such Award is less than the minimum stated in the Award.

  (2) A portion, or all, of each Award shall be forfeited and canceled in all respects, and no cash shall be delivered or paid with respect to the portion of such Award so forfeited and canceled, in the event that the aggregate Management Objective for the Measurement Period with respect to the Award is not at least equal to a minimum stated in the Award.

  (3) The Committee shall establish, for each Measurement Period, the goals based on one or more Management Objectives. These goals will be established on or before the date any Award relating to said Measurement Period is granted. The goals will be established with consideration given to the economic conditions existing at the time said goals are established. A portion, or all, of each Award shall be forfeited and canceled in all respects, and no cash shall be delivered or paid with respect to the portion of such Award so forfeited and canceled, in the event that the goals established for the Measurement Period are not achieved, all as prescribed by the Committee. The Committee shall deliver to each Participant written notice of the goals established for the Measurement Period to which said Award relates, along with the forfeiture provisions relating to said Award. Even though performance goals established for each Measurement Period are met or exceeded, the Committee shall have the discretion, as to each Participant, to reduce the amount of an Award that would otherwise be paid or to determine that no portion should be paid. The Committee may not increase the amount of an Award that would otherwise be paid.

  (4) Nothing contained in this Article VI or elsewhere in this Plan shall eliminate, impair or otherwise affect the right of the Employer to terminate or change the employment of any Eligible Executive at any time, and the grant of an Award to any such Eligible Executive shall not be deemed to, and shall not, result in any agreement, expressed or implied, by the Employer to retain such person in any specific position or in its employ for the duration of the Measurement Period with respect to such Award or for any other period.

  (5) Subject to the provisions of this paragraph, the terms of an Award may provide, if the Committee so directs in each instance, that each Participant may elect, by delivering written notice of such election to the Secretary of the Company during the period defined below, to surrender his or her right to receive up to the full value of the Award that would otherwise be paid to the Participant at the end of the Measurement Period, in exchange for the right to receive an equity interest as described below. In order to be effective, such written notice of election must be delivered to the Secretary of the Company during a period beginning on the third business day following release for publication (in the manner hereinafter set forth) of the Company's quarterly statements of sales and earnings for the final fiscal quarter ending within the

  Measurement Period and ending on the twelfth business day following said release for publication. Any such election shall be subject to the right of the Committee to disapprove the same, in whole or in part, at any time after such election but prior to the issuance of cash with respect to the particular Award in accordance with the provisions of this Plan. In the event of the death, disability or retirement of a Participant, at any time during the Measurement Period to which an Award relates, the Award shall be distributed as provided in Article VII hereof regardless of any election made by such Participant. The release for publication of the Company's quarterly statements as referred to in the second sentence of this paragraph shall be deemed to have been made at the time such data appears
  (i) on a wire service, (ii) in a financial news service, (iii) in a newspaper of general circulation or (iv) is otherwise made publicly available. For purposes of this paragraph, the determination of the appropriate equity interest into which the cash award is converted shall be made based on rules adopted by the Committee and uniformly applied, and said rules shall be adopted prior to or at the time of the grant of the Award in question, and the aggregate value of the cash portion and the value of the equity interest for any individual, determined at the date of grant, shall not exceed the maximum referred to in Article V. The equity interest may be an option for purchase of Common Stock, restricted shares of Common Stock, or any other equity interest determined by the Committee. The equity interest may be issued by the Committee on its own action or pursuant to the Company's 2000 Stock Incentive Plan.

                                  ARTICLE VII

             Death, Disability or Retirement of Eligible Executive
                      or Change in Control of the Company

(A) In the event of the termination of employment with the Employer during any Measurement Period of any Participant by reason of the death or disability or retirement of such Participant, the Committee may, but shall not be obligated to, waive the continuation of the employment requirement set forth in paragraph (A)(1)(a) of Article VI above. In the event that such requirement is waived, such Participant or his estate, as the case may be, will be entitled to receive an Award in cash equivalent to a pro rata portion of the amount which said Participant would have received, if the employment of such Participant had continued through the Measurement Period for such Award. For purposes of Article VI and this Article VII, a Participant shall not be deemed to have terminated his employment although he retires from said employment, if he continues to serve as an elected officer of Equifax Inc. or a subsidiary of the Company and to serve as a Director of Equifax Inc.; said Eligible Executive shall be deemed to have terminated his employment when his term of office expires and he is not re-elected thereto, or when he is removed or resigns from office, if earlier.

(B) This pro rata portion shall be computed as follows:

  The cash Award which would have been earned based on the level of actual achievement of the Management Objective at the end of the Measurement Period will be multiplied by a fraction, the numerator of which shall be the number of full calendar months during the Measurement Period prior to the Participant's death, disability or retirement, and the denominator of which shall be the number of full calendar months contained in the complete Measurement Period.

(C) In the event of the termination of employment with the Employer of any Participant after completing a Measurement Period, but before distribution of his Award is made, such Participant or his estate, as the case may be, will be entitled to receive the Award to the same extent, in the same manner and at the same time as if the employment of such Eligible Executive had not terminated, except that if the Participant has directly or indirectly engaged in any activity that is harmful to the Company or the Employer, as determined by the Committee in its sole discretion (including without limitation the disclosure or misuse of any confidential information or trade secrets of the Company or the Employer), then Participant shall forfeit any entitlement to such Award.

(D) If there is a "change in control of the Company," as hereinafter defined, during any Measurement Period, then, notwithstanding any other provision of this Plan to the contrary, any Participant holding any Award shall be irrevocably entitled to receive an amount in cash which is equal to (i) the target award if the change in control occurs during the first measurement year, or (ii) 150% of the target award if the change in control occurs after said first year (but no less than the projected payout determined on the effective date of the change in control if the change in control occurs during the last three months of the Measurement Period). Such payment will be made within sixty (60) days following the change in control of the Company.

(E) For purposes of this Article VII, a "change in control of the Company" shall be deemed to have occurred upon the occurrence of any of the following events:

  (1) Voting Stock Accumulations. The accumulation by any Person of Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Company's Voting Stock; provided that for purposes of this
  Article VII(E)(1), a Change in Control will not be deemed to have occurred if the accumulation of twenty percent (20%) or more of the voting power of the Company's Voting Stock results from any acquisition of Voting Stock (i) directly from the Company that is approved by the Incumbent Board, (ii) by the Company, (iii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (d) by any Person pursuant to a Business Combination that complies with clauses (i),
  (ii) and (iii) of subparagraph VII(E)(2); or

  (2) Business Combinations. Consummation of a Business Combination, unless, immediately following that Business Combination, (i) all or substantially all of the Persons who were the beneficial owners of Voting Stock of the Company immediately prior to that Business Combination beneficially own, directly or indirectly, more than sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of Directors of the entity resulting from that Business Combination (including, without limitation, an entity that as a result of that transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to that Business Combination, of the Voting Stock of the Company, (ii) no Person (other than the Company, that entity resulting from that Business Combination, or any employee benefit plan (or related trust) sponsored or maintained by the Company, any Eighty Percent (80%) Subsidiary or that entity resulting from that Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of the then outstanding shares of common stock of the entity resulting from that Business Combination or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of that entity, and (iii) at least a majority of the members of the Board of Directors of the entity resulting from that Business Combination were members of the Incumbent Board at the time of the of the action of the Board of Directors providing for that Business Combination; or

  (3) Sale of Assets. A sale or other disposition of all or substantially all of the assets of the Company; or

  (4) Liquidations or Dissolutions. Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that complies with clauses (i), (ii) and
  (iii) of subparagraph (E)(2) of this Article VII.

For purposes of this Article VII, the following definitions will apply:

  "Beneficial Ownership" means beneficial ownership as that term is used in Rule 13d-3 promulgated under the Exchange Act.

  "Business Combination" means a reorganization, merger or consolidation of the Company.

  "Eighty Percent (80%) Subsidiary" means an entity in which the Company directly or indirectly beneficially owns eighty percent (80%) or more of the outstanding Voting Stock.

  "Exchange Act" means the Securities Exchange Act of 1934, including amendments, or successor statutes of similar intent.

  "Incumbent Board" means a Board of Directors at least a majority of whom consist of individuals who either are (a) members of the Company's Board of Directors as of January 1, 2000, or (b) members who become members of the Company's Board of Directors subsequent to January 1, 2000, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds ( 2/3) of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which that person is named as a nominee for director, without objection to that nomination), but excluding, for that purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors.

  "Person" means any individual, entity or group (within the meaning of Section 13(d)(3) or 14 (d)(2) of the Exchange Act).

  "Voting Stock" means the then outstanding securities of an entity entitled to vote generally in the election of members of that entity's Board.

  "Disability" means permanently and totally disabled as defined in Code
  Section 22(e)(3).

                                 ARTICLE VIII

                           Nonalienation of Benefits

Neither the Award nor any other right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void and shall not be recognized or given effect by the Company.

                                  ARTICLE IX

                             Certificates of Award

The Company shall execute and deliver to each Participant to whom an Award is granted a certificate, in the form prescribed by the Committee, evidencing such Award and stating the date thereof and cash amount that is the subject of the Award.

                                   ARTICLE X

                 Amendment, Suspension or Termination of Plan

The Board of Directors of the Company may amend, suspend or terminate this Plan in whole or in part at any time; provided that no such amendment, suspension or termination shall adversely affect the rights of the holders of any Award then outstanding.

                             [RECYCLED PAPER LOGO]

  PROXY
                                  EQUIFAX INC.

  By this document, the shareholder whose name appears below (the "Shareholder") appoints Thomas F. Chapman, John L. Clendenin, A. W. Dahlberg, Lee A. Kennedy, and D. Raymond Riddle and each of them with power of substitution in each, proxies to appear and vote all common stock of the Shareholder in Equifax Inc. at the Annual Meeting of Shareholders to be held April 27, 2000, and at all adjournments of that meeting for the following purposes:

  (1) ELECTION OF DIRECTORS

            [_] FOR all nominees         [_] WITHHOLD AUTHORITY
                listed below (except         to vote for all nominees
                marked to the                listed below
                contrary below)

    Larry L. Prince; Lee A. Kennedy; Louis W. Sullivan and Jacquelyn M.
    Ward.

    (Instruction: To withhold authority to vote for any individual nominee(s), write the nominee's name(s) below.)

    ________________________________________________________________________

  (2) APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE YEAR 2000.

      [_] FOR                   [_] AGAINST             [_] ABSTAIN

  (3) APPROVAL OF THE EQUIFAX INC. 2000 STOCK INCENTIVE PLAN.

      [_] FOR                   [_] AGAINST             [_] ABSTAIN

  (4) APPROVAL OF THE EQUIFAX INC. KEY MANAGEMENT LONG-TERM INCENTIVE PLAN.

      [_] FOR                   [_] AGAINST             [_] ABSTAIN

  (5) In their discretion, upon those other matters in connection with the matters described above or otherwise as may properly come before the meeting, or any adjournment of the meeting, all as set forth in the Notice of the Annual Meeting and Proxy Statement, as dated, receipt of which the Shareholder acknowledges.

  THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL
                        BEVOTED "FOR" THE ABOVE MATTERS.

                CONTINUED ON REVERSE--PLEASE COMPLETE OTHER SIDE

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


  (Continued from other side)
  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
  IMPORTANT: PLEASE SIGN PROXY EXACTLY AS YOUR
  PRINTED NAME OR NAMES APPEAR ON THIS PROXY.

                                                    _________________________

                                                    _________________________
                                                          (SIGNATURE OF
                                                          SHAREHOLDER)

                                                    Dated               ,
                                                    2000

                                                    IMPORTANT: Please date
                                                    this proxy and sign
                                                    exactly as your name or
                                                    names appear on this
                                                    proxy card. If stock is
                                                    held jointly, signature
                                                    should include both
                                                    names. Executors,
                                                    administrators,
                                                    trustees, guardians and
                                                    others signing in a
                                                    representative capacity,
                                                    please give your full
                                                    title(s).

                                                                DETACH CARD
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               Please detach proxy at perforation before mailing

                YOU MAY ALSO VOTE BY TELEPHONE OR THE INTERNET.

 If you are voting by telephone or the Internet, please do not mail your proxy.


      Vote by Telephone        Vote by Internet           Vote by Mail
   Call Toll-Free using a   Access the Website and  Return your proxy in the
      Touch-Tone phone           Cast you vote        Postage-paid envelope
       1-800-250-9081       http://www.votefast.com         provided.

                      Vote 24 hours a day, 7 days a week!

    Your telephone or Internet vote must be received by 5:00 p.m. local time on April 26, 2000, to be counted in the final tabulation.

  Your control number is

  Vote by Telephone
  Have your proxy card available when you call the Toll-Free number 1-800-250-9081 using a Touch-Tone phone. You will be prompted to enter your control number and then you can follow the simple prompts that will be presented to you to record your vote.

  Vote by Internet
  Have your proxy card available when you access the website http://www.votefast.com. You will be prompted to enter your control number and then you can follow the simple prompts that will be presented to you to record your vote.

  Vote by Mail
  Please mark, sign and date your proxy card and return it in the postage paid envelope provided or return it to: SunTrust Bank, P.O. Box 4625, Atlanta, GA 30302

  To Change Your Vote
  Any subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. The last vote received before 5:00 p.m. local time, April 26, 2000, will be the one counted. You may also revoke your proxy by voting in person at the Annual Meeting.